UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

Palomar Holdings, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Letter to Stockholders	Palomar Holdings, Inc. 7979 Ivanhoe Avenue, Suite 500 La Jolla, California 92037

Dear Stockholder:

I am pleased to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Palomar Holdings, Inc. (“Palomar”), which will be held at the Palomar offices, located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037 on May 22, 2025, at 9:00 a.m. Pacific Time. Doors open at 8:30 a.m. Pacific Time.

At the Annual Meeting, we will ask you to consider the following proposals:

•	To elect as Class III Directors the two nominees named in this proxy statement to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•	To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

•	To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Stockholders of record as of April 1, 2025, may vote at the Annual Meeting or any postponement or adjournment of the meeting.

We are pleased to announce that we are taking advantage of U.S. Securities and Exchange Commission rules that allow companies to furnish proxy materials to their stockholders over the Internet. We believe that this process will allow us to provide our stockholders with the information they need in a timely manner, reduce the environmental impact of printing and distributing our proxy materials and lower our costs.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or if you requested a printed copy of the proxy materials, via mail. Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you requested a printed copy of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you decide to attend the Annual Meeting, you will be able to vote in person, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation of your interest in Palomar.

Sincerely,

Mac Armstrong

Chairman of the Board and Chief Executive Officer
La Jolla, California

April 11, 2025

Palomar 2025 Proxy Statement	PLMR.com 1

Notice of Annual Meeting of Stockholders

Time and Date	May 22, 2025, at 9:00 a.m. Pacific Time
Place	Our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.
Items of Business

•  To elect as Class III Directors the two nominees named in this proxy statement to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

•  To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as described in the proxy statement.

•  To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

•  To transact such other business that may properly come before the Annual Meeting or any postponements or adjournments thereof.

Record Date	April 1, 2025 (the “Record Date”). Only stockholders of record at the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting.
Annual Report	You may access our Annual Report on Form 10-K for the year ended December 31, 2024, and our proxy solicitation materials by visiting https://ir.palomarspecialty.com/financials/annual-reports-proxies.
Proxy Voting	YOUR VOTE IS IMPORTANT. Please vote your shares at your earliest convenience. This will ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by signing, dating, and returning the enclosed proxy card, will save the expenses and extra work of additional solicitation.

By order of the Board of Directors, Mac Armstrong Chairman of the Board and Chief Executive Officer La Jolla, California April 11, 2025

Important Notice Regarding the Availability of Proxy Materials for the Shareholder
Meeting To Be Held on May 22, 2025:

The Notice of the 2025 Annual Meeting of Stockholders and Proxy Statement and the 2024 Annual Report on Form 10-K are available at https://ir.palomarspecialty.com/financials/annual-reports-proxies. Our Board solicits your proxy for the 2025 Annual Meeting of Stockholders (and any postponement or adjournment of the meeting) for the matters set forth above. We made this proxy statement available to stockholders beginning on April 11, 2025.

Palomar 2025 Proxy Statement	PLMR.com 2

Proxy Statement

For 2025 Annual Meeting of Stockholders

To Be Held at 9:00 a.m. Pacific Time on May 22, 2025

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (or the “Board”) of Palomar Holdings, Inc. (the “Company” or “Palomar”) for use at its 2025 Annual Meeting of Stockholders (the “Annual Meeting”), and any postponements, adjournments, or continuations thereof. The Annual Meeting will be held on May 22, 2025, at 9:00 a.m. Pacific Time, at our principal executive offices located at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Proxy Summary

This summary highlights certain information contained elsewhere in our proxy statement. You should read the entire proxy statement carefully before voting.

Stockholders will be asked to vote on the following matters at the 2025 Annual Meeting:

Proposal		Board Recommendation	Page
1.	Election Of Class III Directors	FOR each Director Nominee	23
2.	Advisory Vote to Approve Named Executive Officer Compensation (“Say-On-Pay-Vote”)	FOR	24
3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	25

Director Nominees

Name	Age	Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee	Enterprise Risk Management Committee	Investment Committee
Mac Armstrong	50	2014					●	●	●
Martha Notaras	64	2020			●	●		●

● Chair    ● Member

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Palomar 2025 Proxy Statement	PLMR.com 4

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Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our Board, which is currently comprised of seven members, six of which are “independent” under Nasdaq listing standards.

The following charts set forth the ages, background, skills, and independence status of our Board as of April 1, 2025.

Board Composition

We have thoughtfully constructed our Board to advance our strategy.

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Board of Directors and Corporate Governance

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Nominees for Director
Mac Armstrong(4)(5)(6)	III	50	Chief Executive Officer, Director and Chairman(N)	2014	2025	2028
Martha Notaras(1)(3)(5)	III	64	Director(I)	2020	2025	2028
Continuing Directors
Daryl Bradley(2)(4)(5)	I	69	Director(I)	2020	2026	—
Thomas Bradley(2)(3)(5)(6)	I	67	Director(I)	2024	2026	—
Catriona M. Fallon(1)(2)(6)	II	54	Director(I)	2019	2027	—
Daina Middleton(2)(3)(4)	II	59	Director(I)	2021	2027	—
Richard H. Taketa(1)(3)(6)	II	53	Director(I)	2019	2027	—

I = Independent

N = Not independent

(1)	Member of our Nominating and Corporate Governance Committee.
(2)	Member of our Audit Committee.
(3)	Member of our Compensation Committee.
(4)	Member of our Sustainability Committee.
(5)	Member of our Enterprise Risk Management Committee.
(6)	Member of our Investment Committee.

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Board of Directors and Corporate Governance

Classified Board Structure

We currently have a classified Board. Following our 2022 Annual Meeting of Stockholders, we amended and restated our Certificate of Incorporation to declassify the Board beginning with the 2027 Annual Meeting of Stockholders. This change provides for the annual election of all Directors phased-in over a three-year period. With this change to our Certificate of Incorporation:

•	the nominees elected at the 2027 Annual Meeting (and at each subsequent Annual Meeting) will be elected for one-year terms;
•	beginning with the 2028 Annual Meeting of Stockholders, a majority of the Directors will be elected annually;
•	and following the 2029 Annual Meeting of Stockholders, the entire Board will be elected annually.

Corporate Governance Highlights

We regularly review our Board and corporate governance practices to ensure accountability and enhance boardroom effectiveness.

BOARD PRACTICES

Annual Board and Committee evaluations

6 of 7 Directors are independent

Quarterly updates on cybersecurity matters with Board

Quarterly executive sessions held without management present

CORPORATE GOVERNANCE PRACTICES

Lead Independent Director with significant responsibilities

Annual Board elections in 2027 (phased approach)

Majority vote standard in 2027

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Board of Directors and Corporate Governance

Nominees for Director

Class III Directors for a term expiring at our 2028 Annual Meeting of Stockholders

Age: 50 Director since 2014 Committees: Sustainability Committee Enterprise Risk Management Committee Investment Committee

Mac Armstrong

We believe Mr. Armstrong is qualified to serve on our Board of Directors due to his extensive experience leading insurance companies and his deep industry knowledge. As the founder of the Company, Mr. Armstrong has been instrumental in shaping its vision and guiding its success from inception. His extensive background in both insurance and private equity equips him with a unique perspective and a strategic understanding that is invaluable for steering the Company forward.

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm, where he led the insurance investing practice and Alex. Brown & Sons/BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and President of the Board of Trustees of the Bishop’s School.

Age: 64 Director since 2020 Committees: Compensation Committee Nominating and Corporate Governance Committee Enterprise Risk Management Committee

Martha Notaras

We believe Ms. Notaras is qualified to serve on our Board, given her extensive experience working with emerging private and publicly traded companies. Ms. Notaras brings a wealth of knowledge with over 30 years as a strategic investor and venture capitalist in insurance and insurance-related industries.

Ms. Notaras has served as a member of our Board of Directors since February 2020. Ms. Notaras is General Partner at Brewer Lane Ventures, investing in early stage insurtech and fintech companies. Prior to joining Brewer Lane Ventures, Ms. Notaras was Partner at XL Innovate, investing in early stage insurtechs, including Lemonade, which went public in 2020. Ms. Notaras serves on the board of ATTOM Data, a Lovell Minnick portfolio company. Previously, Ms. Notaras ran corporate development for the business analytics division of the Daily Mail, where she acquired 20 companies, including insurtech pioneer Risk Management Solutions. Ms. Notaras has served as Board Director for many early and growth stage companies focusing on fintech, insurtech, proptech, edtech and digital media. Ms. Notaras’s prior experience includes investment banking at Merrill Lynch and commercial banking at Credit Suisse. Ms. Notaras earned her A.B. Cum Laude from Princeton University and her M.B.A. from Harvard Business School, where she was a Baker Scholar, awarded for graduating in the top five percent of the class.

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Board of Directors and Corporate Governance

Continuing Directors

Class II Directors with a term expiring at our 2027 Annual Meeting of Stockholders

Age: 54 Director since 2019 Committees: Audit Committee Nominating and Corporate Governance Committee Investment Committee

Catriona M. Fallon

We believe Ms. Fallon is qualified to serve on our Board because of her vast experience as a senior executive and her strategic financial insight. Her expertise, including her roles as Chief Financial Officer and as a board member across publicly traded companies of various sizes, are crucial to Palomar’s continued growth and success.

Ms. Fallon has served as a member of our Board of Directors since May 2019, bringing more than twenty years of strategic finance expertise and leadership experience. She also serves on the Board of Directors for Arlo Technologies, Inc., a smart home technology Company based in Carlsbad, CA (Nasdaq: ARLO), and General Fusion, a Canadian company which is pursuing the fastest and most practical path to commercial fusion energy. Ms. Fallon previously served on the Board of Directors of Cray Inc. (Nasdaq: CRAY), until its acquisition by Hewlett Packard Enterprise. Ms. Fallon is an Executive Advisor and Investor, offering strategic, Chief Financial Officer advisory services to pre-IPO companies. She is currently serving as Chief Financial Officer of SambaNova Systems, Inc. an AI semiconductor and cloud-based AI software provider.

Ms. Fallon has served as Chief Financial Officer for several technology companies, including Aktana, a software and services company; Hitachi Vantara – a multi-billion-dollar digital solutions subsidiary of Hitachi, Ltd.; Silver Spring Networks where she helped to execute the sale of the company to Itron; and Marin Software, a company providing software as a service to optimize online advertising. Ms. Fallon has held leadership positions across a variety of technology companies including Cognizant Technology Solutions and Hewlett-Packard. She has also served as an equity analyst at Citigroup Investment Research and has held roles with Piper Jaffray & Company, and McKinsey & Company. Ms. Fallon holds an M.B.A. from Harvard Business School, and a B.A. in Economics from UCLA.

Age: 59 Director since 2021 Committees: Audit Committee Compensation Committee Sustainability Committee

Daina Middleton

We believe Ms. Middleton is qualified to serve on our Board because of her extensive expertise in digital marketing, data, analytics, artificial intelligence (“AI”), and channel marketing. Her tenure as a former Chief Executive Officer and her service on boards and committees across publicly traded and privately held companies, bring valuable contributions to Palomar.

Ms. Middleton has served as a member of our Board of Directors since July 2021. Ms. Middleton is a co-founder of PrismWork, a leadership and culture consultancy. She is also the former Chief Executive Officer of Britelite Immersive, an experiential creative technology company that built immersive and interactive client experiences, which sold to a strategic in November 2021. Previously, she served as the Chief Executive Officer of Ansira, an independent marketing technology and services company focused on customer relationship development; and prior to that held top-level management positions with Twitter; Performics, which is a global performance marketing solutions firm; and Hewlett-Packard where she led global advertising. During her nearly 30-year career, Ms. Middleton has also consulted broadly across industries to assist companies to manage global teams, optimize digital marketing and nurture company culture. She currently serves on the Board of Directors of Marin Software, a public company; and two private equity-backed marketing services companies: Level Agency and Bond Brand Loyalty. She is also an advisor for several early-stage companies founded and run by women. Ms. Middleton received a B.A. degree in Technical Journalism from Oregon State University where she serves as a member of OSU’s School of Arts & Communication Advisory Council. Additionally, Ms. Middleton has earned a AI Strategy Certification from MIT and a Sustainability Strategy Certification from Stanford University.

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Board of Directors and Corporate Governance

Age: 53 Director since 2019 Committees: Compensation Committee Nominating and Corporate Governance Committee Investment Committee

Richard H. Taketa

We believe Mr. Taketa is qualified to serve on our Board, bringing extensive executive experience in the insurance industry, along with a proven track record as a director of several publicly traded and privately held companies. His expertise in mergers and acquisitions, capital markets, and investment strategies are helpful to Palomar’s continued growth and success.

Mr. Taketa has served as a member of our Board of Directors since March 2019 and on the Board of Directors of our insurance subsidiaries since October 2018. Mr. Taketa serves as President of Taketa Capital Corporation, where he has worked since September 2018. Previously, Mr. Taketa served as Chief Executive Officer and President of York Risk Services Group, Inc., from January 2014 through September 2018, previously holding the positions of Chief Operating Officer, Chief Strategy Officer, and President at numerous York divisions and subsidiaries since 2006. Prior to joining York, Mr. Taketa served as the Chief Executive Officer of Southern California Risk Management Associates and an associate at DLA Piper LLP. In addition, Mr. Taketa serves on the Board of Directors of Veritone, Inc. (Nasdaq: VERI), Farmers and Merchants Bank of Long Beach, and several privately held companies. Mr. Taketa is a member of the Strategic Advisory Board of Genstar Capital, a private equity investment firm. He is also a member of the Board of Trustees of the Hoag Hospital Foundation and previously served on the Hoag Memorial Hospital Board. Mr. Taketa earned his B.A. in Economics from Colgate University and his J.D. from Stanford Law School.

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Board of Directors and Corporate Governance

Class I Directors with a term expiring at our 2026 Annual Meeting of stockholders

Age: 69 Director since 2020 Committees: Audit Committee Sustainability Committee Enterprise Risk Management Committee

Daryl Bradley

We believe Mr. D. Bradley is qualified to serve on our Board because of his valuable industry knowledge and practical experience from leadership roles in insurance and reinsurance. His experience, expertise in human capital and compensation, and understanding of corporate governance and non-financial risks are important to Palomar’s success.

Mr. D. Bradley has served as a member of our Board of Directors since May 2020 and on the Board of Directors of our insurance subsidiaries since June 2020. He currently serves on the Board of Directors of Coverys, a leading provider of medical professional liability insurance. From 1995 to 2018, Mr. D. Bradley held various roles at Everest Reinsurance Company, a reinsurance and insurance company, most recently serving as Executive Vice President and Head of International Insurance from February 2015 to January 2018 and, prior to that, as Executive Vice President and President of Insurance Operations, Chairman of Everest Insurance Company of Canada, and President and Board member of all of Everest’s statutory primary insurance companies from August 2007 to February 2015. Prior to joining Everest, Mr. D. Bradley served several roles at Continental Insurance Corporation from 1992 to 1995 and Fireman’s Fund Insurance Company from 1982 to 1992. Mr. D. Bradley earned his B.A. in Political Science from the University of Chicago.

Age: 67 Director since 2024 Committees: Audit Committee Compensation Committee Enterprise Risk Management Committee Investment Committee

Thomas Bradley

We believe Mr. T. Bradley is qualified to serve on our Board due to his extensive executive and board-level experience with publicly traded insurance and reinsurance companies. His background in these areas provides valuable insight and leadership expertise that contributes to our organization’s growth and strategic direction.

Mr. T. Bradley is the former Executive Chairman and Chief Executive Officer of Argo Group International Holdings, Ltd. (“Argo”) (NYSE: ARGO), where he led Argo through a review of strategic alternatives which resulted in the sale to Brookfield in 2023. Mr. T. Bradley also served on Argo’s Board of Directors from August 2018, and as Chairman from April 2020, until November 2023. Since November 2021, he has served on the Board of Directors of Horace Mann Educators Corporation, an insurance and financial services company (NYSE: HMN), where he acts as the Chair of their Audit Committee. Prior to joining Argo, Mr. T. Bradley served as the Chief Financial Officer and Executive Vice President of Allied World Assurance Company Holdings, a global provider of insurance and reinsurance solutions, from 2012 until 2018. During his more than 40-year career, Mr. T. Bradley also acted as the Executive Vice President and Chief Financial Officer for two other public companies, Fair Isaac Corporation and the St. Paul Companies. He also held senior financial and operational positions at Zurich Insurance Group, including Chief Financial Officer of North America and Chief Executive Officer of the Universal Underwriters Group. Mr. T. Bradley received a B.S. degree in Accounting from the University of Maryland and an M.B.A. with a concentration in Finance from Loyola University.

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Board of Directors and Corporate Governance

Director Independence

Our Board has undertaken a review of the independence of each current Director and determined that Mss. Fallon, Middleton, and Notaras and Messrs. D. Bradley, T. Bradley, and Taketa, representing six of our seven Directors, are “Independent” as defined under the rules of Nasdaq, and are Non-Employee Directors as defined in Rule 16b-3 of the Exchange Act.

Our Board also determined that Ms. Fallon (Chairperson), Mr. D. Bradley, Mr. T. Bradley, and Ms. Middleton, who currently comprise our Audit Committee, satisfy the listing standards of Nasdaq and the U.S. Securities and Exchange Commission (“SEC”) for independence and service on our Audit Committee. Our Board also determined that Mr. Taketa (Chairperson), Mr. T. Bradley, Ms. Middleton, and Ms. Notaras, who currently serve on our Compensation Committee, satisfy the independence standards for compensation committees established by SEC rules and the listing standards of Nasdaq. The Board has also determined that Ms. Notaras (Chairperson), Ms. Fallon and Mr. Taketa, who currently serve on our Nominating and Corporate Governance Committee, satisfy the independence standards for nominating committees established by applicable SEC rules and the listing standards of Nasdaq.

In evaluating the independence of Mss. Fallon, Middleton, and Notaras and Messrs. D. Bradley, T. Bradley, and Taketa, the Board considered their current and historical employment, any compensation we have given to them, any transactions we have with them, their beneficial ownership of our capital stock, their ability to exert control over us, all other material relationships they have had with us and the same facts with respect to their immediate family. The Board also considered all other relevant facts and circumstances known to it in making this independence determination.

Board Leadership Structure

Our Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure to provide effective oversight of management. Our bylaws and corporate governance guidelines provide our Board of Directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer (or “CEO”). Our Board of Directors currently believes that our existing leadership structure, under which Mac Armstrong serves as our Chief Executive Officer and as our Chairman of the Board and Richard Taketa serves as our Lead Independent Director, is effective. We believe our current board structure is effective in supporting strong board leadership and the Board of Directors has determined that the Company benefits from having a combined Chairman of the Board and Chief Executive Officer position at this time. Mr. Armstrong brings a unique perspective and experience as a founder of the Company, which the Board of Directors believes is invaluable in setting the overall direction for the Company.

To ensure effective corporate governance, our Board of Directors believes in a strong lead independent director.

Our Lead Independent Director:

•	presides over all meetings of the Board, including executive sessions, where the Chairman of the Board is not present;
•	facilitates communication between our Chairman of the Board and the Independent Directors;
•	provides the Chairman with feedback and counsel concerning board activities and interaction;
•	provides leadership to the Board when the Chairman of the Board may otherwise be, or perceived to be, conflicted; and
•	leads our Board of Directors in governance matters in coordination with our Nominating and Corporate Governance Committee and Compensation Committee, including the evaluation and compensation of our CEO.

Board Meetings and Committees

During 2024, our Board held five meetings (including regularly scheduled and special meetings), and each Director attended more than 75% of the aggregate of (i) the total number of meetings of our Board held during the period for which he or she served as a Director and (ii) the total number of meetings held by all Committees of our Board on which he or she served during the periods that he or she served.

It is the policy of our Board to regularly have separate meeting times for Independent Directors without management. Although we do not have a formal policy regarding attendance by members of our Board at Annual Meetings of Stockholders, we encourage, but do not require, our directors to attend. Five Directors serving on the Board as of the 2024 Annual Meeting were present.

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Board of Directors and Corporate Governance

Our Board currently has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Sustainability Committee, an Enterprise Risk Management Committee, and an Investment Committee. Each committee has the composition and responsibilities described below.

Name	Independent	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Sustainability Committee	Enterprise Risk Management Committee	Investment Committee
Daryl Bradley	✓	Member			Member	Chair	
Thomas Bradley	✓	Member	Member			Member	Chair
Mac Armstrong					Member	Member	Member
Martha Notaras	✓		Member	Chair		Member	
Catriona M. Fallon	✓	Chair		Member			Member
Daina Middleton	✓	Member	Member		Chair		
Richard H. Taketa	✓		Chair	Member			Member

● Chair ● Member

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Board of Directors and Corporate Governance

Board Oversight of Risk

Although management is responsible for the day-to-day management of the risks our Company faces, our Board and its committees take an active role in overseeing management of our risks and have the ultimate responsibility for the oversight of risk management. The Board regularly reviews information regarding our operational, financial, legal, and strategic risks. Specifically, senior management attends quarterly meetings of the Board, provides presentations on operations including significant risks, and is available to address any questions or concerns raised by our Board.

In addition, our six Committees assist the Board in fulfilling its oversight responsibilities regarding risk. When any of the committees receives a report related to material risk oversight, the chairman of the relevant committee will report on the discussion to the full Board of Directors.

Audit Committee	Reviews and discusses with management the Company’s major financial risk exposures, internal controls over financial reporting, disclosure controls and procedures, related party transactions and code of conduct
Compensation Committee	Monitors and assesses risks associated with the Company’s compensation strategy and policies
Nominating and Corporate Governance Committee	Oversees management of risk associated with Board organization, membership and structure, CEO and executive officer succession planning, and corporate governance
Sustainability Committee	Oversees reporting and disclosures with respect to sustainability, environmental, health and safety, corporate governance, corporate social responsibility and other public matters
Enterprise Risk Management Committee	Assists in setting the Company’s general strategy with respect to enterprise risk management and cybersecurity, and to consider and recommend policies and practices that conform with the strategy
Investment Committee	Assists management in setting the long-term strategy of the Company’s investment portfolio, while ensuring its adherence to the Company’s investment policy statement and modeled risk tolerance

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Board of Directors and Corporate Governance

Audit Committee

The members of our Audit Committee are Ms. Fallon (Chairperson), Mr. D. Bradley, Mr. T. Bradley, and Ms. Middleton. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the Nasdaq Marketplace Rules. Our Board of Directors has determined that Catriona M. Fallon is an Audit Committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the Nasdaq Stock Market. The Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;
•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•	determines the engagement of the independent registered public accounting firm;
•	reviews and approves the scope of the annual audit and the audit fee;
•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	reviews (a) the internal control report prepared by management, including management’s assessment of the effectiveness of the Company’s internal control over financial reporting and (b) the Company’s independent auditor’s attestation, and report, on the assessment made by management, in each case, as and when required by Section 404 of the Sarbanes-Oxley Act of 2002. Discusses with management, the internal audit group, and the independent auditor any changes in internal control over financial reporting disclosed or considered for disclosure in the Company’s periodic filings with the SEC. Reviews with management and the Company’s independent auditor any reports or disclosure submitted by management to the Committee as contemplated by the certifications required under Section 302 of the Sarbanes-Oxley Act of 2002;
•	reviews related party transactions;
•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;
•	is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•	reviews our critical accounting policies and estimates;
•	is responsible for establishing procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns; and
•	reviews the Audit Committee charter and the committee’s performance at least annually.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing requirements of Nasdaq. A copy of the charter of our Audit Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. During 2024, our Audit Committee held five meetings.

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Board of Directors and Corporate Governance

Compensation Committee

Our Compensation Committee consists of Mr. Taketa (Chairperson), Mr. T. Bradley, Ms. Middleton and Ms. Notaras. Our Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. Among other matters, the Compensation Committee:

•	reviews and recommends corporate goals and objectives relevant to compensation of our Chief Executive Officer and other executive officers;
•	evaluates the performance of these officers in light of those goals and objectives and recommends to our Board of Directors the compensation of these officers based on such evaluations;
•	recommends to our Board of Directors the issuance of equity awards under our stock plans; and
•	reviews and evaluates, at least annually, the performance of the Compensation Committee and its members, including compliance by the Compensation Committee with its charter.

Our Compensation Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Compensation Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. The Compensation Committee held four meetings during 2024.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee during the last fiscal year (which includes Mr. Taketa (Chairperson), Mr. T. Bradley, Ms. Middleton and Ms. Notaras) is or has at any time been an officer or employee of ours. None of our executive officers currently serves or in the past year has served as a member of the Board or Compensation Committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Ms. Notaras (Chairperson), Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

•	to identify candidates qualified to become directors, consistent with criteria approved by our Board of Directors;
•	to recommend to our Board of Directors nominees for election as directors at the next Annual Meeting of Stockholders or a special meeting of stockholders at which directors are to be elected, as well as to recommend directors to serve on the other committees of the Board of Directors;
•	to recommend to our Board of Directors candidates to fill vacancies and newly created directorships on the Board;
•	to identify best practices and recommend corporate governance principles, including giving proper attention and making effective responses to stockholder concerns regarding corporate governance;
•	to develop and recommend to our Board of Directors CEO and executive officer succession planning; and
•	to oversee the evaluation of our Board of Directors and its Committees.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the listing standards of Nasdaq. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at www.plmr.com in the Governance section of our Investors webpage. The Nominating and Corporate Governance Committee held four meetings during 2024.

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Board of Directors and Corporate Governance

Sustainability Committee

Our Sustainability Committee consists of Ms. Middleton (Chairperson), Mr. Armstrong and Mr. D. Bradley. The principal duties and responsibilities of the Sustainability Committee are as follows:

•	To assist in setting the Company’s general strategy with respect to Sustainability matters, and to consider and recommend policies, practices, and disclosures that conform with the strategy;
•	to oversee the Company’s reporting and disclosure with respect to Sustainability matters;
•	to assist in overseeing internal and external communications regarding the Company’s position or approach to Sustainability matters;
•	to consider current and emerging Sustainability matters that may affect the business, operations, performance, or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies, practices and disclosures can adjust to or address current trends;
•	to make periodic visits, as individual members or as a committee, to operational locations in order to become familiar with the nature of the operations and review relevant objectives, procedures, and performance with respect to Sustainability matters;
•	to put systems in place, as deemed necessary and appropriate, to monitor Sustainability matters;
•	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to Sustainability matters;
•	to assist with additional internal departments, and outside consultants as applicable, to drive timely and relevant disclosures of Sustainability matters;
•	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
•	to perform such other duties, tasks, and responsibilities relevant to the purpose of the Sustainability Committee as may from time to time be requested.

Our Sustainability Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Governance section of our Investors webpage. There were four meetings held by the Sustainability Committee during 2024.

Sustainability & Citizenship Report

A copy of our annual Sustainability & Corporate Citizenship Report can be found on our Sustainability portal at http://www.plmr.com/sustainability under the “Palomar Sustainability Resources” section.

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Board of Directors and Corporate Governance

Enterprise Risk Management Committee

Our Enterprise Risk Management (“ERM”) Committee consists of Mr. D. Bradley (Chairperson), Mr. T. Bradley, Mr. Armstrong, and Ms. Notaras. The principal duties and responsibilities of the ERM Committee are as follows:

•	to assist in setting the Company’s general strategy with respect to enterprise risk management and cybersecurity, and to consider and recommend policies and practices that conform with the strategy;
•	to assist in overseeing internal and external material communications regarding the Company’s position or approach to enterprise risk management and cybersecurity;
•	to consider current and emerging enterprise risks that may affect the performance or public image of the Company or are otherwise pertinent to the Company and its stakeholders, and to make recommendations on how the Company’s policies and practices can adjust to or address current macro trends;
•	to monitor the interrelationships of the Company’s risk profile;
•	to assess and monitor the Company’s risk management framework employed to manage enterprise risks and cybersecurity;
•	to advise the Company on stockholder proposals and other significant stakeholder concerns relating to enterprise risk management and cybersecurity;
•	to review and assess its charter annually and recommend to the Board any proposed changes for approval; and
•	to perform such other duties, tasks, and responsibilities relevant to the purpose of the ERM Committee as may from time to time be requested.

Our ERM Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Governance section of our Investors webpage. There were four meetings held by the ERM Committee during 2024.

Investment Committee

Our Board formed the Investment Committee in February 2025. Our Investment Committee consists of Mr. T. Bradley (Chairperson), Mr. Armstrong, Ms. Fallon and Mr. Taketa. The principal duties and responsibilities of the Investment Committee are as follows:

•	to manage the Company’s investment policy in concert with management and recommend any future changes to the Board for approval;
•	to approve the selection of external investment managers, consultants and custodians based on the recommendations from management;
•	to confirm compliance with regulatory requirements; and
•	to annually review the investment strategy, the Company’s investment activities and performance relative to the investment policy.

Our Investment Committee operates under a written charter, a copy of which is available on our website at www.plmr.com in the Governance section of our Investors webpage. There were no meetings held by the Investment Committee in 2024.

Identifying and Evaluating Nominees for Director

The Nominating and Corporate Governance Committee use the following procedures to identify and evaluate any individual recommended or offered for nomination to the Board:

•	The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders in the same manner as candidates recommended to the Nominating and Corporate Governance Committee from other sources.
•	In its evaluation of director candidates, including the members of the Board eligible for re-election, the Nominating and Corporate Governance Committee will consider the following:
—	any specific minimum qualifications that it believes must be met by a nominee for a position on the Board;
—	any specific qualities or skills that it believes are necessary for one or more of the Board members to possess;
—	the desired qualifications, expertise, experience, and characteristics of Board members, with the goal of developing an experienced and highly qualified Board; and
•	The Nominating and Corporate Governance Committee may engage a third-party recruitment firm to support the identification and evaluation of director candidates. In 2024, the Nominating and Corporate Governance Committee engaged Russell Reynolds Associates, an executive search and leadership advisory firm, to identify and assess director candidates.

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Board of Directors and Corporate Governance

For Board membership, the criteria considered includes independence, diversity of experience, demonstrated leadership, and the ability to exercise sound judgment. The backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities that shall assist the Board in fulfilling its responsibilities. Although there is no specific policy regarding diversity in identifying director nominees, both the Nominating and Corporate Governance Committee and the Board seek the talents, backgrounds and perspectives that would be most helpful to us in selecting director nominees. In particular, the Nominating and Corporate Governance Committee, when recommending director candidates to the full Board for nomination, may consider whether a director candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

Stockholder Recommendations for Nominations to the Board

A stockholder that wishes to recommend a candidate for consideration by the Nominating and Corporate Governance Committee as a potential candidate for director must direct the recommendation in writing to Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary, and must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, class and number of shares of our capital stock that are held by the nominee, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between us and the candidate and evidence of the recommending stockholder’s ownership of our stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate, particularly within the context of the criteria for board membership, including issues of character, integrity, judgment, and diversity of experience, independence, area of expertise, corporate experience, potential conflicts of interest, other commitments and the like and personal references. Our Board will consider the recommendation but will not be obligated to take any further action with respect to the recommendation.

Communications with the Board of Directors

In cases where stockholders and other interested parties wish to communicate directly with our non-management Directors, messages can be sent to our Secretary, at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, Attention: Secretary. Our Secretary monitors these communications and will provide a summary of all received messages to the Board at each regularly scheduled meeting of the Board. Our Board generally meets on a quarterly basis. Where the nature of a communication warrants, our Secretary may determine, in his or her judgment, to obtain the more immediate attention of the appropriate Committee of the Board or non-management Director, of independent advisors or of Company management, as our Secretary considers appropriate.

Our Secretary may decide in the exercise of his or her judgment whether a response to any stockholder or interested party communication is necessary.

This procedure for stockholder and other interested party communications with the non-management Directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to:

(a)	communications to non-management Directors from Officers or Directors of the Company who are stockholders,
(b)	stockholder proposals submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, or
(c)	communications to the Audit Committee pursuant to the Complaint Procedures for Accounting and Auditing Matters.

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Board of Directors and Corporate Governance

Corporate Governance Guidelines and Code of Conduct and Ethics

Our Board has adopted Corporate Governance Guidelines. These principles address items such as the qualifications and responsibilities of our Directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board has adopted a Code of Conduct and Ethics that applies to all of our employees, officers, and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our website at www.plmr.com in the Governance section of our Investors webpage. We intend to post any amendments to our Code of Conduct and Ethics, and any waivers of our Code of Conduct and Ethics for directors and executive officers, on the same website within four business days of such amendment or waiver.

Insider Trading Policy

We have adopted insider trading policies and procedures, including an Insider Trading Policy, governing transactions in our securities by our Directors, Officers and employees that we believe are reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards.

A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.

Delinquent Section 16(a) Reports

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations to us, we believe that for fiscal 2024, all filing requirements applicable to the Company’s officers, directors and greater than 10% beneficial owners pursuant to Section 16(a) of the Exchange Act, were complied with, other than the following:

One form 4 was filed late relating to Jon Christianson. The Form 4 was filed late on October 9, 2024 due to an administrative error and was related to the vesting of restricted stock on October 4, 2024.

Director Compensation

We adopted a formal non-employee director compensation program effective January 1, 2021. The purpose of this compensation program is to attract and retain independent, qualified candidates to serve on the Board by providing competitive compensation and aligning the interest of our non-employee directors with those of our stockholders through long-term equity incentives. The Board makes all director compensation determinations after considering the recommendations of the Nominating and Corporate Governance Committee and the Compensation Committee. The Compensation Committee reviews director compensation annually, assisted by its independent compensation consultant, Pay Governance LLC (“Pay Governance”), a leading independent global executive and director compensation advisory firm.

In setting director compensation, we consider various factors including market comparison studies and trends, the responsibilities of directors generally, including committee chairs, and the significant amount of time that directors expend in fulfilling their duties. In establishing the non-employee director compensation recommendations, the Compensation Committee utilized a balance of cash and equity. Directors who also serve as employees of the Company do not receive additional compensation for service as directors. Elements of 2024 Director Compensation were as follows:

•	Annual board member service retainer payable in quarterly cash installments;
•	Annual committee chair cash retainer (in lieu of annual committee member service retainer) payable in quarterly cash installments;
•	Annual committee member service retainer payable in quarterly cash installments (discontinued effective 2025 to better align with market practices);
•	Annual equity retainer payable in Restricted Stock Units (“RSUs”) in connection with our Annual Meeting with a 1-year cliff vesting schedule;
•	Equity incentives payable to new directors in RSUs with a 1-year cliff vesting schedule;
•	Annual professional development program reimbursement up to a specified amount; and
•	Reimbursement of reasonable out of pocket expenses incurred by the director in connection with attending board and committee meetings.

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Board of Directors and Corporate Governance

The following table sets forth information regarding compensation earned by our Non-Employee Directors for service on our Board of Directors and the board of directors of our subsidiaries during the year ended December 31, 2024. Directors who are also our employees receive no additional compensation for their service as a director. Thus, Mr. Armstrong’s compensation as a Named Executive Officer is discussed in the section “Executive Compensation-Compensation Discussion & Analysis.”

2024 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Daryl Bradley	119,250	99,964	—	219,214
Thomas Bradley(3)	95,161	199,962	—	295,123
Catriona Fallon	118,500	99,964	—	218,464
Daina Middleton	123,250	99,964	—	223,214
Martha Notaras	121,000	99,964	—	220,964
Richard Taketa	138,500	99,964	—	238,464

(1)	Amounts in this column reflect compensation earned in 2024 for service as a member of our Board and as a member of the Board of Directors of our subsidiaries.
(2)	In accordance with SEC rules, amounts in this column reflect the aggregate grant date fair value of restricted stock units (RSUs), as computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. These amounts do not reflect the actual economic value that will be realized by our non-employee Directors upon the vesting of such equity awards or the sale of the common stock underlying such awards.
(3)	Mr. T. Bradley joined our Board of Directors in February 2024 and received a new director grant of $100,000 in RSUs upon commencing service as a director.

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Proposal No. 1
Election of Directors

Under our governing documents, our Board has the power to set the number of directors from time to time by resolution. We currently have seven authorized directors serving on our Board, of which six directors are “Independent” as defined under Nasdaq listing standards. In accordance with our certificate of incorporation, our Board is divided into three classes with staggered three-year terms. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board may have the effect of delaying or preventing changes in control of our Company. In 2022, we amended and restated our certificate of incorporation to provide that our directors will be elected for one-year terms beginning with our 2027 Annual Meeting of Stockholders.

At the Annual Meeting, two Class III directors will be elected for three-year terms. Based upon the recommendation of our Nominating and Corporate Governance Committee, our Board has nominated Mac Armstrong and Martha Notaras to stand for re-election by our stockholders, in each case for a three-year term expiring at our 2028 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified.

Nominees for Director

Our Nominating and Corporate Governance Committee has recommended, and our Board has approved, Mac Armstrong and Martha Notaras as nominees for election as Class III directors at the Annual Meeting.

If elected, Mac Armstrong and Martha Notaras will serve as Class III directors until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

If you are a stockholder of record and you sign your proxy card or vote over the Internet or by telephone but do not give instructions with respect to the voting of directors, your shares will be voted FOR the election of Mr. Armstrong and Ms. Notaras. We expect that Mr. Armstrong and Ms. Notaras will accept such nomination; however, in the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by our Board to fill such vacancy. If you are a beneficial owner of shares of our common stock and you do not give voting instructions to your broker, bank, or other nominee, then your broker, bank or other nominee will leave your shares unvoted on this matter.

Vote Required

The election of the Class III directors requires a plurality of the votes cast by stockholders entitled to vote at the meeting thereon to be approved. Abstentions and broker non-votes will have no effect on the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTORS NOMINATED BY OUR BOARD OF DIRECTORS AND NAMED IN THIS PROXY STATEMENT AS CLASS III DIRECTORS TO SERVE FOR THREE-YEAR TERMS.

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Proposal No. 2
Advisory Vote to Approve Named Executive Officer
Compensation (“Say-On-Pay-Vote”)

We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer, and our next three highest paid executives) as described in detail in the section of this Proxy Statement titled “Executive Compensation.” We urge stockholders to carefully read the “2024 Summary Compensation Table” and related compensation tables that follow it.

Our executive compensation program utilizes a pay-for-performance approach. Our executive compensation program is designed to deliver compensation in accordance with Company performance with a large percentage of compensation at risk through long-term equity awards and annual cash incentive awards. These awards are “at risk” and linked to Company performance, consistent with our belief that a significant amount of executive compensation should be in the form of equity and that an even greater percentage of compensation should be tied to performance for executives who bear higher levels of responsibility for our performance. Approximately 76% of our CEO’s 2024 total direct compensation and approximately 62% of the average 2024 total direct compensation of our other Named Executive Officers, was at-risk, consisting of annual bonus, Performance Stock Units (“PSUs”) and RSUs. Additionally, the Compensation Committee engaged with Pay Governance to advise the Committee on matters related to executive compensation.

Our Board and the Compensation Committee believe that the compensation policies and procedures described in this Proxy Statement are effective in achieving our compensation objectives. Therefore, in accordance with Section 14A of the Exchange Act, we ask our stockholders to approve, on a non-binding advisory basis, the compensation of the Named Executive Offices, as described in “Executive Compensation—Compensation Discussion and Analysis”, the 2024 Summary Compensation Table and the related compensation tables notes in this Proxy Statement for our 2025 Annual Meeting of the Stockholders.

Vote Required

The approval of the Named Executive Officers compensation requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect on the vote for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS, AS DESCRIBED IN THIS PROXY STATEMENT.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Ratification of Appointment

At the Annual Meeting, stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or other applicable legal requirements. However, our Board is submitting the appointment of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate governance. In the event that this appointment is not ratified by the affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote, such appointment will be reconsidered by our Audit Committee. Even if the appointment is ratified, our Audit Committee, in its sole discretion, may appoint another independent registered public accounting firm at any time during our fiscal year ending December 31, 2025, if our Audit Committee believes that such a change would be in the best interests of Palomar and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and is expected to be available to respond to appropriate questions from stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$2,292,000	$2,039,000
Audit-Related Fees(2)	131,000	35,000
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$2,423,000	$2,074,000

(1)	“Audit Fees” consist of fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements, and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.
(2)	“Audit-Related Fees” consist of fees billed for professional services for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” Audit-Related Fees for 2024 were comprised of professional services performed in 2024 related to our secondary stock offering which was completed in August 2024.
(3)	“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning.
(4)	“All Other Fees” consist of fees billed for products and services other than the services reported in Audit Fees, Audit-Related Fees, and Tax Fees.

Auditor Independence

In 2024, there were no other professional services provided by Ernst & Young LLP that would have required our Audit Committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

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Proposal No. 3
Ratification of Appointment of Independent
Registered Public Accounting Firm

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our Audit Committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our Audit Committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP requires the affirmative majority of votes cast. Abstentions and broker non-votes will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

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Audit Committee Report

The information contained in the following Audit Committee Report shall not be deemed to be soliciting material or to be filed with the U.S. Securities and Exchange Commission (“SEC”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Palomar Holdings, Inc., or the Company, specifically incorporates it by reference in such filing.

The Audit Committee serves as the representative of the Board with respect to its oversight of:

•	our accounting and financial reporting processes and the audit of our financial statements;
•	the integrity of our financial statements;
•	our compliance with legal and regulatory requirements and efficacy of and compliance with our corporate policies;
•	inquiring about significant risks, reviewing our policies for risk assessment and risk management, and assessing the steps management has taken to control these risks; and
•	the independent registered public accounting firm’s appointment, qualifications, and independence.

The Audit Committee also reviews the performance of our independent registered public accounting firm, Ernst & Young LLP, in the annual audit of our financial statements and in assignments unrelated to the audit and reviews the independent registered public accounting firm’s fees.

The members of the Audit Committee are currently Catriona M. Fallon (Chairperson), Daryl Bradley, Thomas Bradley, and Daina Middleton. Each of the members of the Audit Committee is an “independent director” as currently defined in the applicable Nasdaq and SEC rules. The Board of Directors has also determined that Ms. Fallon is an “Audit Committee financial expert” as described in applicable rules and regulations of the SEC.

The Audit Committee provides our Board such information and materials as it may deem necessary to make our Board aware of financial matters requiring the attention of our Board. The Audit Committee reviews our financial disclosures and meets privately, outside the presence of our management, with our independent registered public accounting firm. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in our 2024 Annual Report with management, including a discussion of the quality and substance of the accounting principles, the reasonableness of significant judgments made in connection with the audited financial statements, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board.

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301 (Communications with Audit Committees) and the SEC.

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 for filing with the SEC. The Audit Committee also has selected Ernst & Young LLP as the independent registered public accounting firm for fiscal year 2024. The Board recommends that stockholders ratify this selection at the Annual Meeting.

Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Catriona M. Fallon (Chair)

Daryl Bradley
Thomas Bradley
Daina Middleton

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Executive Officers

The following table identifies certain information about our executive officers as of April 1, 2025. Each executive officer serves at the discretion of our Board and holds office until their successors are duly elected and qualified or until their earlier resignation or removal. There are no family relationships among any of our Directors or executive officers.

Name	Age	Position
Mac Armstrong	50	Chairman of the Board and Chief Executive Officer
Chris Uchida	51	Chief Financial Officer
Jon Christianson	45	President
Jon Knutzen	53	Chief Risk Officer
Rodolphe Hervé	47	Chief Operating Officer
Angela Grant	56	Chief Legal Officer and Corporate Secretary
Tim Carter	56	Chief People Officer

Mac Armstrong

Mr. Armstrong has served as our Chief Executive Officer and a Director since February 2014 and Chairman of our Board of Directors since June 2020. Prior to joining our Company, Mr. Armstrong served as the President of Arrowhead General Insurance Agency, which he joined in June 2009, previously holding the positions of Chief Financial Officer and Chief Operating Officer. Mr. Armstrong led the sale of Arrowhead to Brown & Brown, Inc. in January 2012. Mr. Armstrong’s prior experience includes Spectrum Equity Investors, a private equity investment firm where he led the insurance investing practice and Alex. Brown & Sons/BT Alex. Brown Inc., an investment bank acquired by Deutsche Bank. Mr. Armstrong earned an A.B. from Princeton University. Mr. Armstrong is a member of the Board of Advisors of Cloverlay Investment Management LLC, a private equity investment firm and President of the Board of Trustees of the Bishop’s School.

Chris Uchida

Mr. Uchida has served as our Chief Financial Officer since September 2017 and our Corporate Secretary from March 2019 to February 2021. Mr. Uchida previously served as our Senior Vice President, Operations from June 2015 through September 2017. Prior to joining our Company, Mr. Uchida served as the Executive Vice President and Chief Accounting Officer at Arrowhead, which he joined in October 2004. Prior to joining Arrowhead, he was a Tax Manager at PricewaterhouseCoopers LLP. Mr. Uchida earned a B.S. and M.S. from San Diego State University and is a California Certified Public Accountant.

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Executive Officers

Jon Christianson

Mr. Christianson has served as our President since April 2022. Prior to that he served as our Chief Underwriting Officer from August 2020 to April 2022, and as our Chief Operating Officer since joining our Company in February 2014 to September 2020. Prior to joining our Company, Mr. Christianson served as a Vice President of Holborn Corporation from April 2010 to December 2013. Mr. Christianson started his career with John B. Collins Associates in Minneapolis in 2002, where he serviced both casualty and property business. Mr. Christianson earned a B.A. in Economics from St. Olaf College.

Jon Knutzen

Mr. Knutzen has served as our Chief Risk Officer since joining Palomar in April 2019. Prior to joining our Company, Mr. Knutzen was a Partner at TigerRisk Partners from May 2017 to April 2019 where he led the firm’s Property Specialty and Reinsurance Solutions Practice. Prior to this position, Mr. Knutzen was an Executive Vice President at BMS Intermediaries from September 2016 to March 2017 and a Partner at Advocate Reinsurance Partners (acquired by BMS Intermediaries) from March 2015 to September 2016. Prior to this position, Mr. Knutzen served as Property Specialty Practice leader at TigerRisk from April 2013 to March 2015. Prior to TigerRisk, Mr. Knutzen held various leadership positions with reinsurance intermediaries Holborn Corporation, Guy Carpenter, and John B Collins Associates. Mr. Knutzen earned a B.S. from South Dakota State University.

Rodolphe Hervé

Mr. Hervé has served as our Chief Operating Officer since July 2024. Prior to joining Palomar, Mr. Hervé served as the global head of property and casualty operations for SCOR SE, a global reinsurance company, where he led international teams in charge of insurance, reinsurance, claims, and pricing and modeling systems and processes. Mr. Hervé also served in various roles at SCOR SE, including Specialty Insurance Global Chief Technical Officer and Chief Executive Officer North America & Global Head of Operations Insurance, since February 2020. Prior to SCOR SE, Mr. Hervé served in various roles at QBE North America, a division of QBE Insurance Group Limited, from October 2010 until February 2020, including as SVP, Head of Business Enablement, and SVP, Operations & Transformations. Mr. Hervé received his M.B.A. from the University of Pennsylvania’s Wharton School of Business. He received his master’s in management from ESCP Business School (formerly ESCP-EAP).

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Executive Officers

Angela Grant

Ms. Grant has served as our Chief Legal Officer since November 2020 and our Corporate Secretary since February 2021. Additionally, Ms. Grant also served as Interim Chief People Officer from February 2024 to June 2024. Prior to joining our Company, Ms. Grant served as Chief Legal and Innovation Officer at CSE Insurance Group (“CSE”) from January 2019 to November 2020. Prior to joining CSE, Ms. Grant was Head of Compliance & Legal at Hippo Insurance from April 2017 to January 2019. In addition to her legal and compliance background, past leadership roles at Esurance, Kemper, and GEICO burnished her credentials in building compliant business models, mergers and acquisitions, corporate governance, and strategy. Ms. Grant earned a J.D. from Texas A&M University School of Law and a B.B.A. in Business Administration from University of North Texas.

Timothy T. Carter

Mr. Carter has served as our Chief People Officer since June 2024. Mr. Carter brings more than 20 years of executive leadership experience in human resources, operations, and sales functions. Mr. Carter has significant expertise in human capital optimization, talent acquisition and retention, learning and development, and inclusion and culture. Mr. Carter joins Palomar from LPL Financial, Inc. (“LPL”), where he served in various leadership roles in human resources from August 2013 to June 2024, overseeing talent acquisition, total rewards, corporate real estate, learning and development, and culture. Mr. Carter also launched LPL’s culture transformation program. Mr. Carter previously served in leadership roles at G4S Integrated Services, Parexel, and Home Depot. Prior to his corporate roles, Mr. Carter served as a Captain in the United States Marine Corps. Mr. Carter earned a B.A. in Political Science from San Diego State University.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) provides information on the goals and objectives of our executive compensation program including Palomar’s total rewards philosophy, which focuses on rewarding team members for their central role in our continued growth and success. While the principles underlying this philosophy extend to all levels of the organization, this CD&A primarily covers the compensation provided to our named executive officers (“NEOs”).

For 2024, our NEOs consisted of the following individuals:

•	Mac Armstrong, Chairman and Chief Executive Officer
•	Chris Uchida, Chief Financial Officer
•	Jon Christianson, President
•	Jon Knutzen, Chief Risk Officer
•	Rodolphe Hervé, Chief Operating Officer

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Compensation Discussion and Analysis

Executive Summary

Business Overview and Summary of 2024 Financial Results

We are a specialty insurance company that provides property and casualty insurance products to individuals and businesses. Founded in 2014, we have significantly grown our business and have generated attractive returns. We have organically increased gross written premiums (“GWP”) from $16.6 million in our first year of operations to $1.5 billion for the year ended December 31, 2024, which reflects a compound annual growth rate of approximately 57%. We have also been profitable since 2016 and our net income growth since 2016 reflects a compound annual growth rate of 43%.

The below points highlight our fiscal year 2024 performance:

•	GWP increased by 35.1% to $1.5 billion compared to $1.1 billion in 2023
•	Net income of $117.6 million, compared to $79.2 million in 2023
•	Adjusted net income(1) of $133.5 million, compared to $93.5 million in 2023
•	Total loss ratio of 26.4%, compared to 21.0% in 2023
•	Combined ratio of 78.1%, compared to 76.6% in 2023
•	Return on Equity (or “ROE”) of 19.6%, compared to 18.5% in 2023
•	Adjusted ROE(1) of 22.2%, compared to 21.9% in 2023

(1) This is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

Historical Shareholder Returns

The below table compares the cumulative total shareholder return of an investment in our common stock compared to the Nasdaq Insurance Index and our 2024 peer group (as listed below) for (i) the one-year period, (ii) three-year period, and (iii) the period from April 17, 2019 (the date our common stock began trading on Nasdaq) through December 31, 2024.

TSR Performance Through December 31, 2024

We believe our well-structured executive compensation programs that are rooted in a pay-for-performance philosophy have aided in focusing management behavior on achieving rigorous performance objectives that contribute to long-term shareholder value creation.

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Compensation Discussion and Analysis

Shareholder Feedback and Engagement

Annually, shareholders can vote to approve our executive compensation program on an advisory basis. We had a successful say-on-pay result in 2024, with more than 94% of votes cast in favor of our say-on-pay proposal. The result was a strong affirmation of our executive compensation and governance programs fundamentally rooted in pay-for-performance.

We believe soliciting shareholder feedback is important, and we engage with shareholders annually. Accordingly, consistent with prior years, in the fourth quarter of 2024, we initiated efforts to engage with our stockholders and solicit their feedback on executive compensation, corporate governance, and sustainability matters.

Who We Contacted

•	We contacted 15 shareholders representing over 40% of our total shares outstanding and invited them to meet with members of our Board of Directors and executive management team to discuss executive compensation, governance, and sustainability-related matters.
•	We held five meetings with independent shareholders who collectively own approximately 30% of our total shares outstanding. The majority of shareholders we contacted indicated that meeting with us this year was not necessary, as they were supportive of our current executive compensation programs and governance practices.

Palomar Representatives Who Participated in Shareholder Meetings

•	Richard Taketa, our Lead Independent Director and our Compensation Committee Chair, led each of these shareholder meetings.
•	Executive leaders from Palomar’s people and talent, legal, and investor relations teams also participated in all our shareholder meetings.

Additionally, we conducted briefing calls with proxy advisory firms Institutional Shareholder Services (ISS) and Glass Lewis to review their updated policy guidelines and their overall approach to proxy analysis.

Key Shareholder Feedback

During our shareholder outreach efforts that we initiated in the fourth quarter of 2024, our stockholders reaffirmed their support of our executive compensation program and the strong alignment of management and shareholder interests fostered by our pay programs. Accordingly, they confirmed their desire for us to maintain our current executive compensation program and structure for 2025.

Additionally, we annually conduct a holistic review of our executive compensation, governance, and sustainability practices to ensure they remain consistent with prevailing market best practices and aligned with shareholder expectations. In support of these efforts, we recently implemented the following enhancements:

Compensation Practice	Enhancements Implemented in 2024/2025
Increased proportion of at-risk pay in total compensation mix	• The portion of 2024 and 2025 target compensation that is at-risk has continued to increase over the prior year
Addition of Relative Total Shareholder Return (“RTSR”) Modifier to PSU Grants	• Effective with our 2025 long-term incentive (“LTI”) stock grants, PSUs issued to Section 16 officers will include a +/-20% RTSR modifier that adjusts payouts up or down based on our shareholder returns relative to the S&P 1500 Property & Casualty Insurance Index (the “Index”)
Executive and Director Stock Ownership Guidelines	• Effective 2025, we increased our executive and director stock ownership requirements to the following:
—  CEO: 6x base salary (previously 5x)
—  Other Executives: 3x base salary (previously 2x)
— Directors: 5x annual cash retainer (previously 2x)
Board of Directors Compensation Structure	• Effective 2025, we eliminated additional Committee member retainers to align with prevailing market director pay practices

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Compensation Discussion and Analysis

Compensation Philosophy, Process and Objectives

We have adopted a pay-for-performance compensation philosophy through which we seek to provide a competitive total rewards package aimed at attracting, retaining, and incentivizing a high-performing executive team and geared toward the future growth and success of the Company. We continuously refine our pay-for-performance practices to ensure we align our compensation offerings with the interests of our stockholders. At the beginning of a fiscal period, our Compensation Committee sets Company and individual performance targets which determine the target opportunity with respect to annual cash incentive and LTI equity awards that our executives will receive. If our Company performance exceeds the pre-established targets, our executives will earn additional cash-based and equity compensation. Conversely, if Company performance falls below pre-established goals, that generally will result in payment of below target compensation.

Our overall total rewards philosophy has five Guiding Principles:

Role of the Compensation Committee

Our Compensation Committee is responsible for evaluating and approving the overall executive officer compensation philosophy and programs. All members of our Compensation Committee are independent as required by Nasdaq and are “non-employee directors” as defined by Rule 16b-3 under the Securities Exchange Act of 1934. Our Compensation Committee’s responsibilities include, among other things, the following:

•	reviewing and approving Company goals and objectives relevant to our CEO’s compensation, evaluating our CEO’s performance considering those goals and objectives, and approving the CEO’s compensation level based on this evaluation;
•	determining and approving the compensation of all executive officers, including our NEOs;
•	reviewing and making recommendations to the Board regarding the adoption or amendment of incentive compensation and equity-based plans;

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Compensation Discussion and Analysis

•	administering the Company’s incentive compensation and equity-based plans, including designation of employees to whom awards will be granted, the amount of the award or equity to be granted, and the terms and conditions applicable to each award;
•	reviewing and approving the Company’s non-equity-based benefit plans;
•	reviewing and discussing with management the Company’s compensation policies and practices to produce our Compensation Committee report included in this proxy statement;
•	determining stock ownership guidelines for the CEO and other executive officers and monitoring compliance with such guidelines;
•	reviewing the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking;
•	reviewing annually all director compensation and benefits for service on the Board and committees of the Board and recommending any changes to the Board as necessary; and
•	performing such general oversight functions related to Company compensation inherent to the responsibilities designated in our Compensation Committee’s charter or set forth in resolutions of our Board.

Additionally, our Compensation Committee Chair leads our annual shareholder outreach campaign, which we discussed in detail above in the Executive Summary section of the CD&A.

Role of Management

Although the Compensation Committee has the responsibility to approve compensation for our NEOs, management also plays a role in the executive compensation process. Specifically, our CEO is involved in the design and implementation of our executive compensation program as it applies to his direct reports. The CEO and Chief People Officer are typically present at Compensation Committee meetings, except when the Compensation Committee deliberates or votes on their respective compensation arrangements in executive session. Our CEO reviews the individual performance of each executive officer annually and makes recommendations to our Compensation Committee regarding their compensation arrangements.

Role of the Independent Compensation Committee Consultant

Our Compensation Committee has the authority, in its sole discretion, to retain and terminate compensation consultants, outside legal counsel and other advisors as it deems necessary to fulfill its duties and responsibilities under its charter. Effective 2024, the Compensation Committee engaged Pay Governance as its independent compensation consultant to support our executive and Board compensation offerings. Pay Governance typically provides the Compensation Committee with advice and guidance on the following topics:

•	the assessment of the Company’s executive compensation programs and practices;
•	the evaluation of long-term incentive compensation practices and annual and long-term incentive plan design;
•	the evaluation and selection of a compensation benchmarking comparator peer group;
•	market benchmarking data around executive and director pay levels and design; and
•	the competitiveness of the executive officers’ elements of compensation and post-employment benefits contained in executive employment agreements.

Pay Governance has attended all Compensation Committee meetings and attends executive sessions when requested by the Chairperson of the Compensation Committee. The Compensation Committee has reviewed the independence of Pay Governance considering SEC rules and Nasdaq listing standards regarding compensation consultants and has concluded that the work of Pay Governance for the Compensation Committee does not raise any conflict of interest.

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Compensation Discussion and Analysis

Peer Group Benchmarking Analysis

To ensure that our executive compensation program is competitive and allows us to meet our objective of attracting, retaining, and motivating a high-performing executive team, the Compensation Committee, with the assistance from Pay Governance (and prior to 2024, PricewaterhouseCoopers LLP), has established a peer group to benchmark executive compensation data and practices. For 2024 benchmarking purposes, our peer group consisted of the following 16 public companies, which are insurance companies deemed to be of similar size and scope when considering Palomar’s weighted positioning of market capitalization and gross written premiums:

Amerisafe, Inc.	Hippo Holdings	RLI Corp.
Donegal Group	James River Group	Safety Insurance Group
Global Indemnity	Kinsale Capital Group	Skyward Specialty Insurance
Goosehead Insurance	Lemonade, Inc.	Universal Insurance Holdings
HCI Group	NI Holdings
Heritage Insurance	ProAssurance Corp.

The Compensation Committee has benchmarked our executive compensation against these companies for purposes of establishing our 2024 compensation program and reviewed the overall peer compensation information to understand how our NEO’s total compensation compares to competitive norms.

To ensure our peer group continues to remain representative of the competitive landscape in which we operate and is appropriate from a size standpoint, we annually review the peer group and adjust if appropriate. For 2025 benchmarking purposes, after conducting a review of the prevailing competitive market with the assistance of our compensation consultant, the Compensation Committee revamped the peer group due to our continued industry-leading top-line growth and bottom-line performance. Our 2025 compensation peer group consists of the below 17 public companies, of which six were constituents of the 2024 peer group and 11 are new additions. As part of the process of determining the benchmarking peer group for 2025, we considered Palomar’s weighted positioning of market capitalization and market cap-to-gross written premiums (GWP), to ensure we maintain an appropriate comparator group from a size standpoint. We believe market cap-to-GWP ratio in particular is an optimal size metric for peer group construction purposes, as it best measures a company’s ability to generate strong top and bottom-line growth relative to their asset base. We further took into account additional considerations such as the degree to which our compensation comparator group included peer of peers and reverse peers.

Assured Guaranty	Kinsale Capital Group	Steward Information Services
Employers Holdings	Lemonade, Inc.	The Baldwin Insurance Group
Enstar Group	RLI Corp.	Trupanion, Inc.
First American Financial Corp.	Safety Insurance Group	White Mountains Insurance Group
Hamilton Insurance Group	Selective Insurance Group
Kemper Corporation	Skyward Specialty Insurance

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Compensation Discussion and Analysis

Specific changes made to the 2025 benchmarking peer group included the following:

Company		Reason
Removals	Amerisafe, Inc.	No longer meet our size/scope criteria
Donegal Group
Global Indemnity
Goosehead Insurance
Heritage Insurance
Hippo Holdings
James River Group
NI Holdings
ProAssurance Corp.
Universal Insurance Holdings
Additions	Assured Guaranty	Represents companies that we compete with for business opportunities and executive talent, and fall within our defined size criteria.
Employer Holdings
Enstar Group
First American Financial Corp.
Hamilton Insurance Group
Kemper Corp.
Selective Insurance Group
Stewart Information Services
The Baldwin Insurance Group
Trupanion, Inc.
White Mountain Insurance Group

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Compensation Discussion and Analysis

Compensation Elements Used to Achieve Compensation Philosophy and Objectives

The Compensation Committee annually determines our pay mix with guidance from its independent consultant and a review of prevailing market norms and trends. We design the mix of our pay elements to foster and promote our pay-for-performance culture, to support our strategic priorities of growth and to attract, retain and motivate our executives. The elements of our 2024 compensation mix and rationale for using and determining each are set forth as follows:

	Element	Key Characteristics	Why We Pay This Element	How We Determine Amount	Key Design Features
Fixed (Not at Risk)	Base Salary	Representing the sole fixed compensation component of our pay mix, payable in cash and reviewed annually, and adjusted when appropriate.	To provide stable and competitive base pay to facilitate the attraction and retention of a high-performing executive team.	Individual performance, experience, job scope, and compensation benchmarking.	• We generally set base salaries near the median of market or higher when warranted by performance, though pay may vary depending on the value and supply/demand dynamics of the position.
Variable (At Risk)	Annual Incentive Plan (“AIP”)	Variable compensation component capped at a maximum level (200% of target for 2024) payable in cash based on performance against annually established Company metrics and individual performance.	To motivate and reward the successful achievement of pre-determined Company financial objectives and individual performance.	Target opportunity is based on job scope and competitive benchmarking. Payouts are based on Company and individual performance against rigorous objectives.	• Company metrics (80%): —40% pre-tax adjusted net income (“ANI”) —40% pre-tax ANI pre-catastrophe losses • Individual management by objectives (20%)
	LTI (“Long-Term Incentives”)– Performance Stock Units (“PSUs”)	PSUs represents a right to receive shares based on Company financial performance. Effective 2023, the performance period for our PSUs tied to Adjusted ROE (70% allocation) is three years. All PSUs are subject to three-year cliff vesting.	To align the interests of executives with long-term stockholder value creation under our five guiding principles and to attract and retain talent.	Awards based on the individual’s ability to impact future results, job scope, individual performance, and review of competitive pay practices.	• Based wholly on Company performance: —70% Adjusted ROE —30% gross written premiums (“GWP”)
	LTI – Restricted Stock Units (“RSUs”)	RSUs represent the right to receive shares that vest ratably on each of the first three anniversaries of the grant date, subject to the individual’s continued service.			• Value of RSUs tracks Palomar’s stock price over the three-year vesting period, which fosters long-term alignment of management and shareholder interests.

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Compensation Discussion and Analysis

2024 Compensation Program Overview

2024 Target Compensation and Pay Mix

Our Compensation Committee establishes target total compensation opportunities for our executives at the beginning of each year. Consistent with our pay-for-performance philosophy, the majority of each executive’s pay mix is in the form of at-risk compensation. Executives have the opportunity to earn above-target pay if they deliver Company and individual performance at levels above target, and conversely their earned pay will be below target in cases where performance achievement is below target, thereby ensuring our pay is aligned with performance. For 2024, the target total compensation opportunities for NEOs was as follows:

Executive	Base Salary ($)	Target Bonus %	Target Bonus ($)	Target LTI ($)(1)(2)	Total Target Comp ($)
Mac Armstrong	$1,000,000	150%	$1,500,000	$1,750,000	$4,250,000
Chris Uchida	515,000	80%	412,000	515,000	1,442,000
Jon Christianson	485,000	80%	388,000	485,000	1,358,000
Jon Knutzen	450,000	80%	360,000	450,000	1,260,000
Rodolphe Hervé	425,000	70%	297,500	297,500	1,020,000

Our target pay mix for 2024 for our CEO and average all other NEOs reflected an increase in at-risk pay over 2023 and was comprised of the following elements:

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Compensation Discussion and Analysis

Compensation Decisions Related to 2024

Base Salaries

We believe it is important to pay our executives a competitive base salary to provide them with a predictable level of income. Each NEO’s annual base salary is subject to periodic review by the Compensation Committee. In establishing base salaries, we consider several factors, including market data for similar positions as provided by Pay Governance, the duties and responsibilities of the position, and the performance of the executive. NEOs do not receive automatic merit increases to their base salaries. Rather, in line with our pay-for-performance philosophy, the base salaries of our NEOs are reviewed annually by the Committee to determine whether an adjustment is warranted.

For 2024, base salaries for our Named Executive Officers were as follows:

Name	2024 Base Salary	2023 Base Salary	% Increase
Mac Armstrong	$1,000,000	$850,000	17.6%
Chris Uchida	515,000	450,000	14.4%
Jon Christianson	485,000	425,000	14.1%
Jon Knutzen	450,000	380,000	18.4%
Rodolphe Hervé	425,000	N/A	N/A

As a result of our CEO not having received an increase to his base salary in the prior two years, his salary was below the median of the peer group. His 2024 increase was intended to better align with market levels, resulting in an equivalent per annum increase of 8.5% annually over two years.

Our other NEOs received base salary increases ranging from 14% to 18% based on a review of their role, performance and our peer group benchmarking data as provided by Pay Governance. Their increases were generally aimed at better aligning their base salaries with market levels as represented by our peer group and to reflect Palomar’s industry-leading performance relative to Property & Casualty Insurance peers.

Annual Incentive Plan

A second key component in our compensation framework is our AIP, which is our annual cash bonus program. Our AIP has the potential to reward our NEOs for the achievement of rigorous financial, strategic, and operational performance objectives over an annual period. Each NEO was eligible to participate in our AIP for 2024, which was capped at a maximum payout of 200% of target for the year. The Compensation Committee oversees the AIP, evaluates the individual performance component, and approves the bonus payments of each NEO. Bonus awards are payable in cash by no later than March 15th of the year following the performance year.

Guided by our pay-for-performance philosophy, the table below summarizes the performance metrics used to determine the 2024 annual cash incentives, the weighting of each metric, and the threshold, target, and maximum payout hurdles:

2024 Metrics	Weighting	Threshold ($ in millions)	Target ($ in millions)	Maximum ($ in millions)
Pre-Tax Adjusted Net Income (“ANI”)(1)	40%	$120.6	$141.9	$163.2
Pre-Tax ANI Before Catastrophe Losses(2)	40%	$127.0	$149.4	$171.8
Management by Objectives (MBOs)	20%		Individual Goals

(1)	Pre-tax ANI is a non-GAAP metric we use internally to evaluate our financial performance and is a key metric by which external stakeholders evaluate our performance. See Appendix A for reconciliation of this measure to pre-tax net income calculated in accordance with GAAP.
(2)	Pre-tax ANI before catastrophe losses is a non-GAAP metric we use internally that allows us to evaluate our financial performance without the volatility caused by catastrophe losses. See Appendix A for reconciliation of this measure to pre-tax net income calculated in accordance with GAAP.

Payouts under the 2024 AIP range from 50% at Threshold to 200% at Maximum, with no bonuses earned for performance below Threshold.

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Compensation Discussion and Analysis

Pre-Tax Adjusted Net Income and Pre-Tax Adjusted Net Income Before Catastrophe Losses

Pre-Tax ANI, both gross and net of catastrophe losses, is representative of our underwriting and investing profits. We believe that sustained performance and growth in these metrics will translate to long-term shareholder value creation, and accordingly, our Compensation Committee allocated a 40% weighting to both pre-tax ANI and pre-tax ANI before catastrophe losses.

Based on our 2024 financial results, and as compared to the AIP 2024 target goals, our pre-tax ANI and pre-tax ANI before catastrophe losses correlated to the following payout percentages:

Metric	Threshold (50%)	Target (100%)	Max (200%)	Actual Result	Payout as a % of Target
Pre-Tax ANI ($ in millions)	$120.6	$141.9	$163.2	$168.8	200.0%
Pre-Tax ANI Before Catastrophe Losses ($ in millions)	$127.0	$149.4	$171.8	$196.7	200.0%

During 2024, our actual results exceed the targets due to strong underwriting and investment performance driven by higher earned premiums and underwriting income and higher investment returns versus our initial plan.

Management by Objectives (“MBO”)

In addition to Company financial measures, our Compensation Committee also believes it is important to hold our executive officers accountable for performance and objectives tied directly to their roles and areas of responsibility. Accordingly, we have included a 20% allocation under our AIP to MBOs, to reward individual performance where appropriate. For 2024, the objectives below serve as a framework to broadly assess NEO’s strategic accomplishments and should not be interpreted as an exhaustive list of achievements.

Objective	Mac Armstrong	Chris Uchida	Jon Christianson	Jon Knutzen	Rodolphe Hervé
PLMR 2X	●	●	●	●	●
Reinsurance	●		●	●
Technology and Analytics		●		●	●
Sustainability	●	●	●	●	●
Organization & Development	●	●			●
Financial/Investor Relations	●	●	●
Board Engagement and Enterprise Risk Management	●		●	●

Following the end of the year, our Compensation Committee reviewed our CEO’s performance relative to his MBOs, and further reviewed, with input from our CEO, our other NEOs’ performance relative to their MBOs. The Committee concluded that all our NEOs achieved their target MBOs, and accordingly, our Compensation Committee approved a 100% target payout for the MBO component of our 2024 AIP.

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Compensation Discussion and Analysis

Aggregate 2024 AIP Payouts

Based on Company performance under the pre-tax ANI and pre-tax ANI before catastrophe losses metrics and individual performance under the MBO metric, our NEOs achieved a weighted average aggregate payout under our 2024 AIP of 180.0% of target, calculated as follows:

Metric	Weighting	Payout as a % of Target	Weighted Average Payout
Pre-Tax ANI	40%	200%	80%
Pre-Tax ANI before catastrophe losses	40%	200%	80%
MBOs	20%	100%	20%
Total Payout as a % of Target			180%

Accordingly, 2024 bonus payouts for our NEOs were calculated as follows:

Executive	2024 Target Bonus ($)(1)	Earned Payout %	2024 Bonus Payout ($)
Mac Armstrong	$1,495,673	180%	$2,692,212
Chris Uchida	411,000	180%	739,800
Jon Christianson	387,077	180%	696,739
Jon Knutzen	358,923	180%	646,062
Rodolphe Hervé	297,500	180%	535,500

(1)	Actual bonus targets and payouts are calculated based on actual salary earned during the year, which is impacted by the timing of salary increases. Target view of total compensation illustrated in the “2024 Target Compensation and Pay Mix” section of this proxy on page 39 is based on annualized salaries, and thus target bonus amounts differ from above.

Long-Term Equity Compensation

The third component in our compensation program is the utilization of long-term equity incentives, or LTI compensation, which comprises a key part of our NEOs’ compensation packages. Moreover, to foster an ownership culture throughout our organization and promote internal equity across our Company, we issue LTI to all our team members, including our hourly personnel.

Our LTI compensation program focuses the efforts of our NEOs and other executive officers on the achievement of long-term objectives and aligns the long-term financial interests of our executive officers with those of our stockholders. The value of awards granted under the LTI program is dependent on our future stock performance and gives our NEOs incentives to take actions to drive sustained, long-term shareholder value creation.

LTI equity awards are typically issued to our NEOs and other team members on an annual basis and are based on a predetermined target percentage of the NEO’s annual salary. All our 2024 LTI grants vest over three years, ensuring long-term alignment of management and shareholder interests.

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Compensation Discussion and Analysis

For 2024, the LTI mix for our NEOs was as follows:

*	Since 2023, our LTI mix has included a 50% allocation to PSUs to align with shareholder preferences.

Based on our 2024 LTI mix, we granted the following LTI awards to our NEOs for 2024:

Executive	Target 2024 LTI	LTI $ Value in PSUs (50%)	LTI $ Value in RSUs (50%)
Mac Armstrong	$1,750,000	$875,000	$875,000
Chris Uchida	515,000	257,500	257,500
Jon Christianson	485,000	242,500	242,500
Jon Knutzen	450,000	225,000	225,000
Rodolphe Hervé	297,500	—	297,500

As Mr. Hervé joined Palomar in July 2024 after the end of the second quarter of the fiscal year, per our Company practice, Mr. Hervé’s 2024 annual LTI grants were issued 100% in the form of RSUs since a material portion of the performance measurement period for the 2024 PSUs had already occurred. Beginning with his 2025 annual grant, Mr. Hervé’s LTI mix will reflect our standard executive LTI mix of 50% PSUs and 50% RSUs. In July 2024, Mr. Hervé separately received a sign-on make-whole RSU grant of $550,000 upon joining Palomar to compensate him for equity awards he forfeited from his former employer as a result of joining Palomar.

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Compensation Discussion and Analysis

Performance Objectives Under Our 2024 PSU Grants

Performance for the 2024 PSU grants was measured based on the following Company metrics:

•	70% based on Adjusted ROE; and

•	30% subject to GWP objectives.

Adjusted ROE serves as a measure of our capital efficiency, while GWP represents an important top-line metric that shareholders use to evaluate our ability to grow the business. Payouts of our PSU grants range from 50% for attainment of performance objectives at Threshold to 200% for attainment of performance at Maximum, with no units vesting in the event of below Threshold performance.

The majority portion of the PSU grants tied to Adjusted ROE (70%) have a three-year measurement period. The minority portion of the PSUs tied to GWP continues to have a one-year measurement period (with two additional years of time-based vesting after conclusion of the measurement period), as the year-over-year volatility in key drivers of GWP, such as availability and cost of reinsurance, makes it difficult to establish GWP targets multiple years in advance.

The specific threshold, target and maximum level Adjusted ROE and GWP objectives for our 2024 PSUs, along with our actual performance for 2024, were as follows:

Metric	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actual PLMR Result	Payout as a % of Target
Adjusted ROE	70%	9.0%	12.0%	15.0%	22.2%	TBD(1)
GWP	30%	$1.27B	$1.49B	$1.71B	$1.54B	123%
Total Payout						TBD(1)

(1)	As the majority portion of our 2024 PSUs tied to Adjusted ROE (70%) incorporate a three-year measurement period, the blended payout multiple for our 2024 PSU grants will not be known until the conclusion of the 2024-2026 performance period.

For 2024, we achieved Adjusted ROE of 22.2% due to continued strong underwriting and investing results. Our GWP increased by approximately 35% due to strong growth across multiple lines of business including our core earthquake line, our inland marine line and newer lines such as fronting, casualty, and crop.

Payouts Earned for Our 2022 PSUs

Our 2022 PSU awards covering the 2022-2024 period concluded their three-year cliff vesting requirement in January 2025 and were released to participants upon vest. The specific threshold, target and maximum level Adjusted ROE and GWP objectives for our 2022 PSUs, along with our actual performance for 2022, were as follows:

Metric	Weighting	Threshold (50%)	Target (100%)	Max (200%)	Actual PLMR Result	Payout as a % of Target
Adjusted ROE	70%	9.0%	12.0%	15.0%	18.3%	200%
GWP	30%	$676.0M	$751.0M	$826.0M	$881.9M	200%
Total Payout						200%

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Compensation Discussion and Analysis

The total number of units which our NEOs earned under our 2022 PSU program that concluded in January 2025 were as follows:

Executive	2022 Target PSUs Granted (#)	Earned Performance Multiple	2022 Earned PSUs (#)
Mac Armstrong	5,397	200%	10,794
Chris Uchida	1,079	200%	2,158
Jon Christianson	1,016	200%	2,032
Jon Knutzen	889	200%	1,778
Rodolphe Hervé(1)	—	—	—

(1)	Mr. Hervé joined the Company in July 2024 and did not participate in the 2022 PSU grants.

Note our 2022 PSUs were granted under our prior award structure where both Adjusted ROE and GWP were measured over a one-year period, with two subsequent years of cliff vesting requirements. As previously indicated, effective 2023, we modified our PSU structure to expand the measurement period for the majority portion of the PSUs tied to Adjusted ROE (70%) to three-years in response to shareholder feedback.

Palomar 2025 Proxy Statement	PLMR.com 45

Compensation Discussion and Analysis

2025 Compensation Program Overview

We had a successful 2024 advisory say-on-pay vote where over 94% of shareholders voted to approve our say-on-pay resolution. During our subsequent annual shareholder outreach campaign, our largest stockholders reaffirmed their satisfaction with our executive compensation program and relayed their support for us to maintain our existing executive compensation program for 2025.

Base Salaries

In line with our pay-for-performance philosophy, base salaries have and continue to represent a minority portion of each NEOs’ target compensation mix. We evaluate base salaries annually and establish base salary levels after considering several factors, including market data for similar positions as provided by the independent compensation consultant, the duties and responsibilities of the position, and the performance of the executive.

2025 salaries for our NEOs are as follows:

Executive	2025 Base Salary ($)	2024 Base Salary ($)	% Increase
Mac Armstrong	$1,250,000	$1,000,000	25.0%
Chris Uchida	592,000	515,000	15.0%
Jon Christianson	558,000	485,000	15.1%
Jon Knutzen	495,000	450,000	10.0%
Rodolphe Hervé	446,000	425,000	4.9%

In establishing 2025 salary levels for our NEOs, our Compensation Committee, with the assistance of the independent compensation consultant, evaluated the salaries and performance of our NEOs relative to the 2025 peer group benchmarking analysis prepared by Pay Governance. The analysis indicated that our NEO salary levels were below market in light of their performance relative to peers and contribution to our industry-leading performance, and accordingly, our NEOs received adjustments to their 2025 salaries to better position their base pay levels relative to market taking into consideration our size and performance.

2025 AIP

For 2025, we continued to use pre-tax ANI and pre-tax ANI before catastrophe losses as the corporate AIP metrics given they represent core Company measures that drive shareholder value and for which management should be held accountable.

For 2025, our AIP is subject to the following performance objectives:

Metric	Weighting	Threshold	Target	Max
Pre-Tax ANI ($ in millions)	40%	$187.0	$220.0	$252.9
Pre-Tax ANI Before Catastrophe Losses ($ in millions)	40%	$205.3	$241.5	$277.8
Individual MBOs(1)	20%	Individual Goals

(1)	All our NEOs are tasked with the execution of our sustainability strategy, and accordingly, with respect to our 2025 AIP, 100% of our NEOs (including our CEO) have sustainability objectives directly included in their MBOs.

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Compensation Discussion and Analysis

2025 Long-Term Equity Compensation

A fundamental component of our compensation offerings has been and will continue to be long-term equity-incentive grants, not only for our NEOs but for all Palomar team members, as we grant stock awards across our organization as part of our effort to foster an ownership culture. For our NEOs, long-term equity compensation comprises the largest component of their annual target compensation package to promote alignment of management and shareholder interests, and for 2025, we further increased the portion of each officer’s target total compensation mix awarded in the form of LTI.

2025 LTI Mix

Based on shareholder feedback supporting our current LTI mix, we maintained the same LTI mix for 2025 of (i) 50% PSUs and (ii) 50% RSUs. All our 2025 grants continue to have a three-year vesting period to foster long-term alignment of management and shareholder interests.

2025 PSUs

For 2025, our PSUs are based (i) 70% on Adjusted ROE and (ii) 30% on GWP, as these metrics are key drivers of our long-term shareholder value creation strategy. The specific financial objectives for our 2025 PSUs are as follows:

Metric	Weighting	Performance Period	Vesting Period	Threshold	Target	Max
Adjusted ROE	70%	3 years	3 years	9.0%	12.0%	15.0%
GWP	30%	1 year	3 years	$1.63B	$1.92B	$2.2B

The majority portion of the PSUs tied to Adjusted ROE (70%) have a three-year measurement period. The minority portion of the PSUs tied to GWP have a one-year measurement period (with two additional years of service-based vesting requirements), as the year-over-year variability in key drivers of GWP, such as availability and cost of reinsurance, makes it difficult to establish GWP targets multiple years in advance.

Implementation of a Relative Total Shareholder Return (“RTSR”) Modifier

Additionally, after considering feedback received from our shareholders during our annual shareholder outreach efforts, we elected to introduce a relative total shareholder (“RTSR”) modifier to our PSUs effective with the 2025 grants. Under our RTSR modifier, 2025 PSU payouts will be adjusted up or down based on RTSR performance measured against the Index over the three-year 2025-2027 measurement period as follows:

•	0.80x for RTSR at or below the 25th percentile of the Index

•	1.20x for RTSR at or above the 75th percentile of the Index

•	Adjustment factor for RTSR between the 25th to 75th percentiles of the Index to be calculated via linear interpolation

In all cases, payouts of our 2025 PSUs will continue to be capped at 200% of target.

We believe the inclusion of an RTSR modifier to our PSU awards further strengthens the alignment of management and shareholder interests and supports our pay-for-performance philosophy.

No 2025 Supplemental Equity Grants

We have not issued, nor do we intend to issue, any supplemental equity grants to our executive officers in 2025, consistent with our commitment to not issue supplemental stock grants to executives without engaging shareholders first.

Palomar 2025 Proxy Statement	PLMR.com 47

Compensation Discussion and Analysis

Compensation Policies and Other Information

Our executive compensation policies and practices are designed to reinforce our pay-for-performance philosophy and align with sound governance principles. Listed below are highlights of our executive compensation policies and practices:

WHAT WE DO	WHAT WE DON’T DO
Pay-for-performance philosophy where the majority of our executives’ compensation is at-risk	No overlapping performance metrics used in our short- and long-term incentive plans
Fully independent directors on the Compensation Committee	No supplemental equity grants to executives without first engaging with shareholders
Independent compensation consultant engaged by the Compensation Committee	No supplemental retirement or pension benefit plans for our executive officers
Performance-based cash and equity incentives based on Company performance goals and individual performance that directly ties to shareholder value creation	No excessive executive perquisites
Equity award vesting periods of three or more years	No tax gross-ups for change in control related payments
Conduct an annual risk assessment of our compensation programs and risk mitigation practices	No short sales, hedging, or pledging of Palomar stock nor transactions involving derivatives of our common stock
Review our equity compensation dilution, burn rate and cost on a quarterly basis	No “single trigger” change in control payments and benefits
Clawback policy on cash and equity incentive compensation, which we enhanced in 2023 to comply with the new SEC clawback requirements	No repricing of underwater stock options without shareholder approval
Enhanced stock ownership guidelines effective 2025 for the CEO of 6x salary, 3x salary for other executive officers, and 5x cash retainer for independent directors
Effective 2025, a portion of each executive’s compensation is tied to our RTSR performance measured against the Index

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Compensation Discussion and Analysis

Clawback Policy

We have a Clawback Policy pursuant to which we may seek the recovery of cash performance-based incentive compensation paid by us as well as performance-based equity awards. The Clawback Policy applies to our NEOs and other executive officers as determined by the Board.

On October 26, 2022, the SEC adopted final rules implementing the incentive-based compensation recovery provisions of the Dodd-Frank Act. The final rules directed the stock exchanges to establish listing standards requiring listed companies to develop and implement a policy providing for the recovery of erroneously awarded incentive-based compensation received by current or former executive officers and to satisfy related disclosure obligations. Accordingly, in October 2023, we enhanced our clawback policy by making the following amendments:

•	Removed the “at fault” requirement to pursue a clawback;

•	Expanded the population subject to the clawback to include both current and former executive officers;

•	Eliminated Board/Compensation Committee discretion to pursue a clawback; and

•	Expanded the clawback triggers to include both material and non-material financial restatements, as well as other qualifying triggering events not related to restatements, as may be applicable.

Our clawback policy complies with and exceeds the SEC requirements, as the clawback can be triggered for reasons separate from and in addition to financial restatements.

Anti-Hedging and Anti-Pledging Policy; Stock Trading Practices

We maintain an Insider Trading Policy that, among other things, prohibits our executive officers, directors, and other key team members from trading during quarterly and special blackout periods. Included in the Insider Trading Policy is a robust anti-hedging and anti-pledging policy under which our executive officers and directors are strictly prohibited from engaging in short-term or speculative transactions involving Palomar securities, such as publicly traded options, short sales, puts and calls, hedging, pledging and other monetization transactions, nor are they allowed to hold Palomar securities in a margin account or engage in any other hedging or pledging activities.

Stock Ownership Guidelines

In early 2021, we had adopted Executive Stock Ownership Guidelines for our CEO and President to ensure alignment of these executives’ interests with those of our stockholders. Our stock ownership requirements are set as a multiple of base salary using the fair market value of the Company’s common stock on the date of annual evaluation.

In 2023, we increased our CEO ownership multiple from 4x to 5x base salary, and we additionally expanded the Stock Ownership Guidelines to apply to all executive officers at a multiple of 2x base salary.

As part of our continuous review process that we conduct annually to ensure our executive compensation and governance practices remain aligned with prevailing market best practices and shareholder expectations, in 2025 we further enhanced our stock ownership salary multiples to the following levels:

Position	Salary Multiple
Chief Executive Officer	6x
All Other Executive Officers	3x

Executives subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. Moreover, effective 2024, we modified the methodology under our stock ownership guidelines to exclude counting in-the-money stock options toward compliance with the guidelines to align with ISS and Glass Lewis policies. The Compensation Committee reviews the stock ownership levels of executives subject to these Stock Ownership Guidelines on an annual basis to ensure compliance.

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Compensation Discussion and Analysis

Equity Awards Granting Practices

We grant annual equity awards under our LTI program during the first quarter of the fiscal year and subsequently grant equity awards monthly for eligible new hires, promotions, and discretionary purposes, subject to approval of the Compensation Committee. Equity grants to non-employee directors are discussed in further detail under the section “2024 Director Compensation”.

The grant date for all awards to eligible recipients, including executive officers and other key team members, is determined by the Compensation Committee at its meeting to approve such awards.

We do not currently grant stock options, stock appreciation rights, or similar option-like instruments to our NEOs or other employees or service providers and therefore do not need to respond to Item 402(x). For stock options, which we no longer grant effective 2023 as part of our effort to increase the proportion of performance-based stock grants in the LTI mix, the exercise price has always been the closing price of our common stock on the grant date. This procedure, along with a pre-established grant cycle, provides assurance that the grant dates are not being manipulated to result in a price that is favorable to us or our executive officers and other key team members. The vesting schedule of the respective awards will be subject to our standard award agreements, which may be amended from time to time. Any vesting terms outside of our standard award agreements must be approved by the Compensation Committee. If in the future we anticipate granting stock options, stock appreciation rights, or similar option-like instruments, we will establish a policy regarding how our Board determines when to grant such awards and how our Board or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Impact of Accounting and Tax Requirements of Compensation

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits deductibility of compensation in excess of $1 million paid to certain executives. The Compensation Committee intends to maximize the tax deductibility of compensation paid to our executive officers where possible. However, the Compensation Committee retains the discretion to pay compensation to our executive officers that is not deductible due to Section 162(m) as may be necessary to attract and retain top talent.

Section 409A Tax Considerations

We consider the tax impact when designing or deciding to amend our compensation programs, including compliance with the requirements of Section 409A of the Internal Revenue Code, which can impose additional taxes on participants in certain arrangements involving deferred compensation and Sections 280G and 4999 of the Internal Revenue Code that affect the deductibility of, and impose certain additional excise taxes on, certain payments that are made upon or in connection with a change of control.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to team members and directors, including stock options, restricted stock unit awards and performance units, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a NEO is required to render service in exchange for the option or other award.

For performance awards, when granted, stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-determined performance goals.

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Compensation Discussion and Analysis

Compensation Risk Assessment

The Compensation Committee annually conducts a risk assessment of our compensation programs to determine whether the program encourages unnecessary or excessive risk taking and do not result in potential adverse impact to the Company, financially or otherwise. Our Compensation Committee has reviewed the policies and guidelines underlying our executive compensation determinations and concluded that the following factors promote the creation of long-term value and thereby discourage behavior that leads to excessive or unnecessary risk:

•	individual cash incentives are made within the boundaries of approved fixed maximum awards as applicable to each executive officer;
•	the performance metrics under our short-term incentive program are distinct and separate from the metrics under our long-term incentive program, thereby ensuring there is no duplicative compensation opportunity for attainment of the same performance metric;
•	the members of our Compensation Committee who approve final bonus recommendations are independent;

•	executive officers receive the majority of their total direct compensation in the form of at-risk incentives (both annual cash bonus opportunity and long-term stock compensation subject to multi-year vesting) to align the interests of our executive officers with long-term value creation for our stockholders;
•	we maintain a robust clawback policy that requires the recovery of incentive cash or stock compensation paid or payable to executives in the event of a restatement or other triggering event; and
•	executive officers are subject to robust stock ownership guidelines (enhanced to 6x of base salary for the CEO and 3x base salary for all other executive officers effective 2025), further ensuring their long-term wealth is tied to long-term Company performance.

Based on our review, we have determined our compensation programs and practices are not reasonably likely to have a material adverse effect on the Company and do not promote unnecessary or excessive risk taking.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management this Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Richard H. Taketa (Chair)

Thomas Bradley

Daina Middleton

Martha Notaras

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Executive Compensation Tables

SUMMARY COMPENSATION TABLE

					Non-Equity
			Stock	Option	Incentive Plan	All Other
		Salary	Awards	Awards	Compensation	Compensation	Total
Name	Year	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)
Mac Armstrong Chief Executive Officer and Chairman of the Board	2024	997,115	1,769,726	—	2,692,212	10,350	5,469,403
	2023	850,000	1,308,212	—	1,373,258	9,900	3,541,369
	2022	850,000	1,069,353	268,418	803,406	9,150	3,000,327
Chris Uchida Chief Financial Officer	2024	513,750	520,812	—	739,800	10,350	1,784,713
	2023	447,116	323,220	—	404,521	9,900	1,184,756
	2022	424,167	213,821	53,668	240,549	9,150	941,355
Jon Christianson President Chief Underwriting Officer	2024	483,846	490,372	—	696,739	13,292	1,684,249
	2023	422,116	305,229	—	381,902	13,887	1,123,134
	2022	397,917	201,290	50,518	225,662	9,150	884,536
Jon Knutzen Chief Risk Officer	2024	448,654	455,002	—	646,062	10,350	1,560,068
	2023	376,539	272,927	—	340,667	9,900	1,000,033
	2022	345,833	176,129	44,198	196,126	9,150	771,436
Rodolphe Hervé(5) Chief Operating Officer	2024	204,327	847,044	—	535,500	10,210	1,597,081
(1)	Amounts in this column reflect the grant date value of RSUs and PSUs as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. With respect to our 2024 PSU grants, the value shown in the table above reflects the grant date fair value based on the probable outcome of the performance milestones associated with such awards. The grant date fair value of each such award if all applicable performance milestones associated with such awards were achieved at the maximum level is $1,769,726 for Mr. Armstrong, $520,812 for Mr. Uchida, $490,372 for Mr. Christianson, and $455,002 for Mr. Knutzen. As Mr. Hervé joined Palomar in July 2024, Mr. Hervé did not receive a PSU grant for 2024 per our Company practice to not issue PSU awards after the conclusion of the second quarter of the fiscal year since a material portion of the performance period had already occurred.
(2)	Amounts in this column reflect the grant date value of stock options as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(3)	The amounts in this column represent total performance-based bonuses earned for service rendered during the applicable year under our executive bonus plans for such year. All such amounts were paid subsequent to the respective year end.
(4)	For 2024, the amounts shown represent $10,350 in 401(k) plan employer contributions for Messrs. Armstrong, Uchida, Christianson, and Knutzen, and $6,130 employer contributions for Mr. Hervé. For Messrs. Christianson and Hervé, 2024 amounts also include $2,942 and $4,080, respectively, for Executive Physicals.
(5)	Mr. Hervé joined Palomar in July 2024, and accordingly, he did not receive any compensation from the Company in 2023 or 2022.

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Executive Compensation Tables

2024 GRANT OF PLAN-BASED AWARDS TABLE

The following table sets forth information regarding grants of plan-based awards to our Named Executive Officers during the fiscal year ended December 31, 2024.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock
Name	Grant Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)(3)	Awards ($)(4)
Mac Armstrong		Cash	750,000	1,500,000	3,000,000
	1/29/2024	PSU				7,180	14,360	28,720		884,863
	1/29/2024	RSU							14,360	884,863
Chris Uchida		Cash	206,000	412,000	824,000
	1/29/2024	PSU				2,113	4,226	8,452		260,406
	1/29/2024	RSU							4,226	260,406
Jon Christianson		Cash	194,000	388,000	776,000
	1/29/2024	PSU				1,990	3,979	7,958		245,186
	1/29/2024	RSU							3,979	245,186
Jon Knutzen		Cash	180,000	360,000	720,000
	1/29/2024	PSU				1,846	3,692	7,384		227,501
	1/29/2024	RSU							3,692	227,501
Rodolphe Hervé		Cash	148,750	297,500	595,000
	7/31/2024	RSU							9,206	847,044

(1)	Reflects amount of annual cash incentive plan awards threshold, target, and maximum potential payouts. Amounts actually paid are reported above in the Summary Compensation table.
(2)	Reflects the threshold, target, and maximum potential payouts pursuant to the PSUs granted under the LTI plan in 2024. The actual payout depends on performance relative to predetermined targets of the Company’s GWP and Adjusted ROE as set by the Compensation Committee. The PSU’s performance period is the fiscal year of the grant for the Gross Written Premiums target and a three-year measurement period for the Adjusted Return on Equity target. At the end of the performance period, the actual results will be measured against the predetermined targets to determine the number of PSUs to be earned as compensation. The PSUs are also subject to a required service period of approximately three years from the grant date before vesting and being issued as common stock. The grant date fair value of the 2024 awards and the number of units granted are based on our closing stock price on the date of grant.
(3)	Represents grants of RSUs granted under the LTI plan in 2024 that vest as follows: one-third (1/3) shall vest on the first-year anniversary of the date of the grant; an additional one-third (1/3) shall vest on the second-year anniversary of the date of the grant; and the final one-third (1/3) shall vest on the third-year anniversary of the date of grant, subject to continued service with us. The grant date fair value of the 2024 awards and the number of units granted are based on our closing stock price on the date of grant.
(4)	Amounts in this column reflect the grant date value of RSUs and PSUs, as calculated per accounting rules. These amounts do not reflect the actual economic value or gain that will be realized by our Named Executive Officers relating to these awards. The amount of value realized by our executives may be significantly different than this figure depending on our future stock price performance. Assumptions used in the calculation of these amounts are included in Note 12 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.

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Executive Compensation Tables

2024 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table presents certain information concerning equity awards held by our Named Executive Officers as of December 31, 2024.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Mac Armstrong	4/16/2019		206,310	—		15.00	4/16/2029
	9/8/2020		3,638	—		98.95	9/8/2030
	1/27/2021		10,077	—		97.87	1/27/2031
	2/1/2021		8,000	—		106.60	2/1/2031
	7/15/2021	(4)						268,750	14,407,531
	1/26/2022		13,043	421	(1)	49.53	1/26/2032	16,192	1,691,254
	1/31/2023							31,457	3,285,684
	1/29/2024							39,772	4,154,185
Chris Uchida	9/8/2020		1,182	—		98.95	9/8/2030
	1/27/2021		1,968	—		97.87	1/27/2031
	11/18/2021	(4)						69,058	3,344,939
	1/26/2022		2,608	84	(1)	49.53	1/26/2032	3,237	338,105
	1/31/2023							7,772	811,785
	1/29/2024							11,704	1,222,483
Jon Christianson	4/16/2019		22,937	—		15.00	4/16/2029
	7/30/2020		12,875	—		87.51	7/30/2030
	9/8/2020		1,291	—		98.95	9/8/2030
	1/27/2021		1,778	—		97.87	1/27/2031
	11/18/2021	(4)						46,039	2,229,976
	1/26/2022		2,455	79	(1)	49.53	1/26/2032	3,048	318,364
	1/31/2023							7,339	766,559
	1/29/2024							11,020	1,151,039
Jon Knutzen	4/16/2019		70,822	—		15.00	4/16/2029
	9/8/2020		1,091	—		98.95	9/8/2030
	1/27/2021		1,422	—		97.87	1/27/2031
	11/18/2021	(4)						27,623	1,337,977
	1/26/2022		2,148	69	(1)	49.53	1/26/2032	2,667	278,568
	1/31/2023							6,562	685,401
	1/29/2024							10,225	1,068,001
Rodolphe Hervé	7/31/2024							9,206	961,567

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Executive Compensation Tables

(1)	Twenty-five percent of the shares subject to the option vest and become exercisable on the first-year anniversary of the grant date and the remaining option shares will vest and become exercisable in twenty-four (24) equal monthly installments thereafter. In response to shareholder feedback, in 2023 we ceased issuing annual stock options grants and transitioned to a mix of 50% PSUs and 50% RSUs to increase the performance-based proportion of our LTI mix.
(2)	Represents RSUs and PSUs issued under our LTI plan. For RSUs, one-third (1/3) of the shares subject to the RSUs shall vest on the first-year anniversary of the grant date; an additional one-third (1/3) shall vest on the second-year anniversary of the grant date; and the final one-third (1/3) shall vest on the third-year anniversary of the grant date. The PSUs are subject to a service before vesting. The number of PSUs represents the number of PSUs that will be issued based on actual performance relative to the preestablished targets.
(3)	Represents the market value of the RSUs and PSUs outstanding based on the closing price of our common stock as reported on the Nasdaq Global Select Market of $104.45 per share on December 31, 2024 (with the exception of the 2021 supplemental PSU grants as described in footnote 4). Since these awards have not yet vested, the ultimate value or gain our executives receive from these awards may be significantly different than this number depending on our future stock price performance.
(4)	Represents RSUs and PSUs issued pursuant to the 2021 and 2022 Supplemental Executive Stock Grants. With respect to the 2021 supplemental PSU grants, as these require the achievement of rigorous stock price appreciation hurdles to vest, the grants were valued using a Monte Carlo valuation model as of December 31, 2024. The PSUs granted to Mr. Armstrong on July 15, 2021, were determined to have a fair market value of $43.72 per unit, and the PSUs granted to Messrs. Uchida, Christianson and Knutzen on November 18, 2021, were determined to have a fair market value of $36.37 per unit as of December 31, 2024. If the probability factor determined under the Monte Carlo model was excluded and the target number of units was valued purely at the December 31, 2024 stock price, the target market value of the supplemental PSUs outstanding held by Messrs. Armstrong, Uchida, Christianson and Knutzen would be $23,501,250, $5,934,640, $3,956,475, and $2,373,861, respectively.

2024 OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)(2)
Mac Armstrong	—	—	48,154	3,835,776
Chris Uchida	9,156	590,311	9,664	873,740
Jon Christianson	18,000	1,491,454	7,366	637,250
Jon Knutzen	—	—	5,247	431,582
Rodolphe Hervé	—	—	—	—

(1)	The value realized on exercise is determined by multiplying (a) the number of options exercised by (b) the excess of the market price of our common stock on the exercise date over the exercise price of the option.
(2)	The value realized on vesting is determined by multiplying (a) the number of stock awards by (b) the market price of our common stock on the vesting date.

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Executive Compensation Tables

Potential Payments Upon Termination or Change of Control

Post-termination benefits for our Named Executive Officers are established pursuant to the terms of their individual employment agreements and equity awards. In the event of a change in control (“CIC”) as described in the 2019 Plan, the acquiring or successor entity may assume or continue all or any awards outstanding under the 2019 Plan or substitute substantially equivalent awards. All of our employment agreements contain double trigger CIC provisions, requiring that an executive’s employment is terminated in connection with the CIC in order to be eligible for termination payments.

The following table sets forth the amounts payable to each of our Named Executive Officers based on (a) the acceleration of unvested equity awards upon a double trigger in connection with a CIC of the Company, and (b) an assumed termination of employment outside of a CIC, in all instances assuming a December 31, 2024 termination date. For equity related amounts, the market price refers to the closing price of our common stock which was $104.45 per share as reported on the Nasdaq Global Select Market as of December 31, 2024. The amounts that would be paid upon a NEO’s actual termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

Name	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	Stock Options ($)(3)	PSUs ($)(3)	RSUs ($)(3)	Continuation of Medical Benefits ($)(4)	Total ($)
Mac Armstrong
Termination Reason:
Termination without Cause or for Good Reason	2,000,000	3,000,000	23,121	563,717	4,120,657	30,817	9,738,212
Qualifying Termination in Connection with a CIC	2,000,000	3,000,000	23,121	3,400,370	7,524,578	30,817	15,978,886
Death or Disability	2,000,000	3,000,000	—	—	—	30,817	5,030,817
Chris Uchida
Termination Reason:
Termination without Cause or for Good Reason	515,000	412,000	—	112,702	1,168,900	21,930	2,230,531
Qualifying Termination in Connection with a CIC	515,000	412,000	4,613	884,378	2,052,756	21,930	3,890,677
Jon Christianson
Termination Reason:
Termination without Cause or for Good Reason	485,000	388,000	—	106,121	774,706	21,930	1,775,757
Qualifying Termination in Connection with a CIC	485,000	388,000	4,339	833,615	1,582,000	21,930	3,314,884
Jon Knutzen
Termination Reason:
Termination without Cause or for Good Reason	450,000	360,000	—	92,856	569,984	1,097	1,473,937
Qualifying Termination in Connection with a CIC	450,000	360,000	3,789	757,367	1,175,794	1,097	2,748,047
Rodolphe Hervé
Termination Reason:
Termination without Cause or for Good Reason	425,000	297,500	—	—	320,557	21,930	1,064,987
Qualifying Termination in Connection with a CIC	425,000	297,500	—	—	961,567	21,930	1,705,997

(1)	Amounts reported represent the value of benefits payable to each Named Executive Officer as follows: Messrs. Uchida. Christianson, Knutzen, and Hervé: 12 months of their respective current base salaries. Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his current base salary.
(2)	Amount reported represents the value of benefits payable to Mr. Armstrong: 200% of 12 months of his target bonus. For Messrs. Uchida. Christianson, Knutzen, and Hervé, amount represents 100% of 12 months of their target bonus.

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Executive Compensation Tables

(3)	Amounts reported reflect the value attributable to the immediate acceleration of unvested equity awards upon a CIC event coupled with a qualifying termination. Amount is determined by multiplying (a) the number of unvested options that would automatically become fully vested, by (b) the excess of the market price of our common stock on the CIC date over the exercise price of the option plus (c) the number of unvested RSUs and PSUs that would automatically become fully vested multiplied by (d) the closing price of our common stock on the CIC date.
(4)	For Messrs. Uchida, Christianson, Knutzen, and Hervé, amounts reported represent the value of 12 months of continued health and welfare benefits payable to each Named Executive Officer per the terms of their respective employment agreements. For Mr. Armstrong, amount reported represents the value of 24 months of continued health and welfare benefits payable per the terms of his employment agreement.

Employment Agreements for Executive Officers

We have entered into employment agreements with Messrs. Armstrong, Uchida, Christianson, Knutzen, and Hervé, setting forth the terms of the officer’s employment with us. The material terms of employment with our Named Executive Officers are described below.

Mac Armstrong

Effective January 1, 2025, we entered into a new employment agreement with Mac Armstrong, the Company’s Chief Executive Officer and Chair of the Board, that extends his current employment term through January 1, 2029, with ability to renew for additional one (1) year terms thereafter. Pursuant to the terms of the agreement, Mr. Armstrong will continue to receive a base salary of $1,250,000 per year, less applicable withholdings, and he will be eligible to earn an annual target bonus of 175% of his base salary, with a maximum bonus payout of 200% of target, or up to 350% of his base salary, upon achievement of performance objectives to be determined by the Board in its sole discretion. Mr. Armstrong is also eligible to participate in the employee benefit plans sponsored by us of general applicability to other employees. Mr. Armstrong is eligible to receive annual long-term incentive compensation equity awards under the equity incentive plan with a target value on the applicable grant date of 300% of Mr. Armstrong’s base salary, as calculated based on the grant date fair value of such equity awards as used by us for financial reporting purposes.

The employment agreement also provides benefits in connection with a termination of Mr. Armstrong’s employment under specified circumstances. Under the terms of the employment agreement, if we terminate Mr. Armstrong’s employment other than for “cause” or Mr. Armstrong terminates his employment for “good reason,” Mr. Armstrong will be entitled to receive, subject to his timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his continued adherence to the non-solicitation provision of the employment agreement, (i) severance payment equal to 200% of the sum of (x) his then-current base salary, as then in effect, plus (y) his target bonus for the fiscal year in which the termination occurs; (ii) reimbursements of the Company portion of Mr. Armstrong’s and his eligible dependents’ COBRA premiums for up to 24 months (or until he becomes eligible for health coverage with a new employer); and (iii) acceleration of his then unvested equity awards (other than performance stock units previously granted) that would have vested during the 12 month period following separation had Mr. Armstrong remained employed. In addition, the PSUs described above will vest with respect to any shares that would have been earned and vested during the 12-month period following termination had Mr. Armstrong remained employed. If we terminate Mr. Armstrong’s employment other than for cause, death, or disability, or Mr. Armstrong terminates his employment for good reason, in either case, within three months prior to or 18 months following a Change of Control (as defined in the employment agreement), Mr. Armstrong will be entitled to receive accelerated vesting as to 100% of Mr. Armstrong’s then-outstanding equity awards (other than the PSUs) and all or a portion of the unvested PSUs shall vest in accordance with the terms of the award agreements. The employment agreement also provides benefits in connection with the termination of Mr. Armstrong’s employment under specified circumstances.

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Executive Compensation Tables

Messrs. Uchida, Christianson, Knutzen, and Hervé

On July 20, 2023, our Compensation Committee approved a new form of employment agreement (the “Form Agreement”), to be entered into by Messrs. Uchida, Christianson and Knutzen, and Hervé. The Form Agreement provides, among other things, the executive’s annual base salary and target bonus amount, each subject to review and adjustment by the Compensation Committee. The Form Agreement also provides benefits in connection with the termination of the executive’s employment under specified circumstances. Under the terms of the Form Agreement, if we terminate the executive’s employment other than for “cause” or the executive terminates his or her employment for “good reason”(each as defined in the Form Agreement), the executive will be entitled to receive, subject to his or her timely execution and non-revocation of a separation agreement and release of claims in a form reasonably satisfactory to us and his or her continued adherence to the non-solicitation provision of the Form Agreement, (i) severance payments in an amount equal to his or her then-current base salary for a period of 12 months payable in accordance with our regularly scheduled payroll; (ii) if the executive has been employed for at least three years, an additional severance payment equal to their pro-rata target bonus through the date of termination; and (iii) reimbursements for the executive’s and his or her eligible dependents’ COBRA premiums for up to 12 months (such payments under (i), (ii) and (iii), the “Severance Pay”). In addition, if we terminate the executive without cause or the executive resigns for good reason within 12 months following a change in control (as defined in the Form Agreement), the executive is entitled to receive the Severance Pay and, in the event the executive’s outstanding equity is assumed or continued following the change in control, the acceleration of his or her then unvested equity awards. The Form Agreement also includes a non-solicitation provision prohibiting the executive from soliciting for employment or as a consultant for 12 months following separation of employment any employee or consultant of the Company, including those engaged within the twelve months prior to executive’s termination.

Retirement Plan and Other Benefits

We maintain a retirement savings plan, or 401(k) Plan, for the benefit of our eligible team members, including our Named Executive Officers. Our 401(k) Plan is intended to qualify under Section 401 of the Internal Revenue Code. In general, all team members are eligible to participate in the plan on the date they are hired. Each participant in the 401(k) Plan may contribute up to the statutory limit of his or her pre-tax compensation. We contribute the lesser of 3.5% of the team member’s compensation or the maximum amount allowed under statutory law. Under the plan, each team member is fully vested in his or her deferred salary contributions as well as the 3.5% Company contributions. The 401(k) Plan employer contributions provided to our Named Executive Officers are reflected in the “Executive Compensation—2024 Summary Compensation Table” section under the “All Other Compensation” column heading.

We also maintain an employee stock purchase plan (“ESPP”), where team members can purchase our stock at a discount via payroll withholdings. The ESPP is administered through team member participation in discrete offering periods. During each discrete offering period, team member funds are withheld, and the stock purchase occurs upon the conclusion of the offering period. All our team members are eligible to participate in broad-based and comprehensive employee benefit programs, including medical, dental, vision and group term life insurance and long-term disability. Our Named Executive Officers are eligible to participate in these plans generally on the same basis as our other team members.

Changes to Stock Ownership Guidelines

As discussed above in the Compensation Discussion & Analysis section, as part of our continuous efforts to ensure our compensation and governance practices remain aligned with prevailing best practices, in 2025 we updated our Stock Ownership Guidelines to increase the required ownership multiples for our CEO, other executive officers, and independent directors. Accordingly, our current Stock Ownership Guidelines for executive officers and Directors are as follows:

Position	Salary or Cash Retainer Multiple
Chief Executive Officer	6x
All other NEOs	3x
Directors	5x

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Executive Compensation Tables

Executives and directors subject to these Stock Ownership Guidelines have five (5) years after first becoming subject to these guidelines to achieve the required ownership level. Executive officers are required to hold a specific number of shares, net of taxes, until stock ownership guidelines are met. Stock ownership includes vested shares held directly or indirectly, unvested time-based RSUs and shares purchased via the ESPP. Performance awards are not counted toward the ownership requirement until the performance criteria is met. Underwater stock options are also not counted toward the ownership requirement. Additionally, effective January 2024, we no longer count in-the-money stock option toward the ownership requirements. The Compensation Committee reviews the stock ownership progress of executives subject to these Stock Ownership Guidelines on an annual basis.

CEO Pay Ratio Disclosure

Summary

SEC rules and the Dodd Frank Act require disclosure of the ratio of our CEO’s annual total compensation to the annual total compensation of our median team member.

We calculated this ratio in a manner consistent with Item 402(u) of Regulation S-K. For 2024, the annual compensation of our median team member was $164,269 and was calculated by totaling all applicable elements of compensation. Our CEO’s 2024 Compensation was $5,469,403, which represents the total compensation reported for Mr. Armstrong in the “2024 Summary Compensation Table.” Based on these calculations, the ratio of the annual total compensation of Mr. Armstrong to the annual compensation of our median team member was 33 to 1.

For purposes of the 2024 pay ratio calculation as described above, we determined the median team member by evaluating all team member base pay levels as of December 31, 2024. We then calculated median team member total compensation by using the same methodology utilized to determine CEO pay for the Summary Compensation Table in accordance with SEC rules, which includes earned bonus payout, grant date value of LTI and Company 401(k) contributions.

The assumptions used in the calculation of our estimated pay ratio are specific to our Company and our team member population; therefore, our pay ratio may not be comparable to the pay ratios of other companies.

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Executive Compensation Tables

Pay vs. Performance Comparison

Our Compensation Committee has implemented an executive compensation program rooted in a pay-for-performance philosophy that is designed to link a substantial portion of our NEOs’ realizable compensation to the achievement of Palomar’s financial, operational, and strategic objectives, and further to align management’s interest with those of shareholders. The following represents our pay-for-performance table for the 2020-2024 period, calculated in accordance with SEC regulations.

					Value of $100 Investment
Year	Summary Compensation Table Total for CEO ($)(1)	Compensation Actually Paid to CEO ($)(2)	Average Summary Compensation Table Total for Non-CEO NEOs ($)(1)	Average Compensation Actually Paid to Non-CEO NEOs ($)(2)(3)	PLMR Total Shareholder Return ($)(4)	Comparator Group Total Shareholder Return ($)(4)	Net Income (in $000s) ($)	Company Selected Metric: Adjusted Return on Equity(5)
2024	5,469,403	19,217,308	1,656,528	3,529,139	209.13	156.55	117,573	22.2%
2023	3,541,369	4,787,065	1,041,504	1,366,774	109.92	126.13	79,201	21.9%
2022	3,000,327	(1,497,733)	774,572	519,793	89.44	104.75	52,170	18.3%
2021	19,246,249	16,982,053	3,486,487	2,279,277	128.28	114.26	45,847	13.8%
2020	1,063,612	5,720,732	686,310	1,683,012	175.96	100.95	6,257	2.6%

(1)	Represents the dollar amounts of total compensation reported for our CEO, Mr. Armstrong, and the average dollar amounts of total compensation reported for our non-CEO NEOs in the Summary Compensation Table for the fiscal years 2024, 2023, 2022, 2021 and 2020, respectively. For 2024, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Rodolphe Hervé. For 2023, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Angela Grant. For 2022, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen, Angela Grant, Michelle Johnson and Heath Fisher. For 2021, our non-CEO NEOs were Chris Uchida, Jon Christianson, Jon Knutzen and Heath Fisher. For 2020, our non-CEO NEOs were Chris Uchida, Jon Christianson, Heath Fisher, and Bill Bold.
(2)	Represents the dollar amounts of “compensation actually paid” computed in accordance with SEC requirements. The amounts do not reflect actual compensation paid to our CEO or other NEOs during the applicable year, but instead also include (i) the year-end value of stock awards granted during the reported year and (ii) change in value of stock awards that were unvested at the end of the prior year (measured through the earlier of the vest date or through the end of the reported fiscal year).
(3)	Represents the dollar amounts of total compensation reported for our other NEOs in the Summary Compensation Table. The non-CEO NEOs for the fiscal years 2024, 2023, 2022, 2021 and 2020, respectively, represent the actual NEOs reported in the proxy for the applicable reporting year, inclusive of any year-over-year changes in the NEO population.
(4)	Represents the cumulative total shareholder return of Palomar and the NASDAQ Insurance Index (the “Index”), assuming $100 was invested in PLMR and the Index on January 1, 2020.
(5)	Adjusted ROE is a key metric that shareholders use to evaluate our performance and capital efficiency. Adjusted ROE is a Non-GAAP Financial Measure; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

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Executive Compensation Tables

To calculate the amounts in the “Compensation Actually Paid to CEO” column in the table above, the following represents the deductions and additions to our CEO’s total compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for CEO ($)	Reported Value of Equity Awards for CEO ($)(1)	Equity Award Adjustments for CEO ($)(2)	Compensation Actually Paid to CEO ($)
2024	5,469,403	(1,769,726)	15,517,630	19,217,308
2023	3,541,369	(1,308,212)	2,553,908	4,787,065
2022	3,000,327	(1,337,771)	(3,160,289)	(1,497,733)
2021	19,246,249	(17,596,208)	15,332,012	16,982,053
2020	1,063,612	(450,654)	5,107,774	5,720,732

(1)	Reflects grant date value of stock and option awards for our CEO, as reported in the SCT for each applicable year.
(2)	Represents the year-over-year change in the fair value of stock and option awards to our CEO, as itemized below.

Fair Value of Equity Awards for CEO:	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	3,490,964	1,982,630	1,493,399	15,448,189	386,901
Y-o-Y increase/(decrease) of unvested awards from prior years	10,781,944	209,958	(4,442,989)	63,842	1,521,374
Increase/(decrease) from prior fiscal year-end of awards vested during the year	1,244,722	361,320	(210,699)	(52,335)	3,199,498
Total Equity Award Adjustments	15,517,630	2,553,908	(3,160,289)	15,332,012	5,107,774

To calculate the amounts in the “Compensation Actually Paid to Non-CEO NEOs” column in the table above, the following represents the deductions and additions to our non-CEO NEO’s total compensation as reported in the Summary Compensation Table:

Year	Average Summary Compensation Table Total for Non-CEO NEOs ($)	Average Reported Value of Equity Awards for Non-CEO NEOs ($)(1)	Average Equity Award Adjustments for Non-CEO NEOs ($)(2)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2024	1,656,528	(578,308)	2,450,919	3,529,139
2023	1,041,504	(279,981)	605,250	1,366,774
2022	774,572	(142,938)	(111,842)	519,793
2021	3,486,487	(2,847,541)	1,640,330	2,279,277
2020	686,310	(397,849)	1,394,551	1,683,012

(1)	Reflects grant date value of stock and option awards for our non-CEO NEOs, as reported in the SCT for each applicable year.

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Executive Compensation Tables

(2)	Represents the year-over-year change in the fair value of stock and option awards to our non-CEO NEOs, as itemized below.

Fair Value of Equity Awards for Non-CEO NEOs:	2024 ($)	2023 ($)	2022 ($)	2021 ($)	2020 ($)
As of year-end for awards granted during the year	966,066	424,318	319,133	1,871,865	470,453
Y-o-Y increase/(decrease) of unvested awards from prior years	1,296,673	107,823	(424,595)	(185,648)	297,807
Increase/(decrease) from prior fiscal year-end of awards vested during the year	188,180	73,109	(6,379)	(45,886)	626,291
Total Equity Award Adjustments	2,450,919	605,250	(111,842)	1,640,330	1,394,551

Pay-for-Performance Alignment

The following table identifies the four most important financial performance measures used by our Compensation Committee to link the “compensation actually paid” (CAP) to our CEO and other NEOs in 2024 to Company performance, calculated in accordance with SEC regulations. The role of each of these performance measures on our NEOs’ compensation is discussed in the CD&A above.

Financial Performance Metrics(1)
Pre-Tax Adjusted Net Income
Pre-Tax Pre-Cat Adjusted Net Income
Gross Written Premiums
Adjusted ROE

(1)	Pre-Tax Adjusted Net Income (ANI), Pre-Tax Pre-Catastrophe ANI and Adjusted ROE are non-GAAP financial measure; see Reconciliation of Non-GAAP Financial Measures in Appendix A.

The following charts reflect our CAP to our NEOs over the five-year period ended December 31, 2024, as compared to trends in Palomar’s TSR, net income and Adjusted ROE over this period. The TSR chart additionally illustrates Palomar’s TSR relative to the Nasdaq Insurance Index over this period.

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Executive Compensation Tables

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Executive Compensation Tables

The following table provides information as of December 31, 2024, with respect to shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders(2)	1,369,246(3)	33.76	5,026,967(4)
Equity compensation plans not approved by stockholders	—	—	—
Total	1,369,246	33.76	5,026,967

(1)	The weighted average exercise price is calculated based solely on outstanding stock options.
(2)	Includes the following plans: 2019 Equity Incentive Plan (“2019 Plan”) and 2019 Employee Stock Purchase Plan (“ESPP”).
(3)	This number includes 588,385 stock options outstanding, 320,411 RSUs outstanding and 460,450 PSUs outstanding granted under our 2019 Plan.
(4)	This number includes 3,673,297 shares available for issuance under our 2019 Plan and 1,353,670 shares available for sale under our ESPP. The 2019 Plan provides for an automatic increase on January 1, 2020, and each subsequent anniversary through 2029, equal to the least of (i) 3% of the number of shares of common stock issued and outstanding on the immediately preceding December 31; and (ii) an amount determined by our Board. The ESPP provides for annual increases in the number of shares available for sale under the ESPP on January 1, 2020, and each subsequent anniversary through 2029, equal to the least of: (i) 240,000 shares; or (ii) such other amount as may be determined by our Board.

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Security Ownership of Certain Beneficial Owners And Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2025, for:

•	each of our current directors and our nominees for director;

•	each of our Named Executive Officers;

•	all of our current directors, and executive officers, as a group; and

•	each person or group who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 26,734,469 shares of our common stock outstanding as of April 1, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 1, 2025 and RSUs scheduled to vest within 60 days of April 1, 2025 to be outstanding and to be beneficially owned by the person holding such equity awards for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

Name	Total Shares Beneficially Owned	Beneficial Ownership
5% Stockholders:
Blackrock, Inc.(1) 55 East 52nd Street New York, NY 10055	4,015,733	15.0%
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	2,363,067	8.8%

(1)	Based solely on the most recently available Schedule 13G/A filed with the SEC on January 22, 2024. Blackrock, Inc. reported beneficial ownership on behalf of iShares Core S&P Small-Cap ETF of 4,015,733 shares with sole voting power of 3,960,409 shares and sole dispositive power of 4,015,733 shares.
(2)	Based solely on the most recently available Schedule 13G/A filed with the SEC on February 13, 2024. The Vanguard Group reported beneficial ownership of 2,363,067 shares with shared voting power of 44,689 shares, sole dispositive power of 2,292,781 shares and shared dispositive power of 70,286 shares.

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Security Ownership of Certain Beneficial Owners And Management

Directors, Director Nominees and Named Executive Officers	Shares Held Directly	Shares Held Indirectly	Stock Options Exercisable Within 60 days	RSUs Scheduled to Vest Within 60 days	Total Shares Beneficially Owned	Beneficial Ownership
Daryl Bradley	4,069	—	1,223	1,224	6,516	*
Thomas Bradley	4,831	—	—	1,224	6,055	*
Catriona Fallon	4,834	—	4,262	1,224	10,320	*
Daina Middleton	4,266	—	—	1,224	5,490	*
Martha Notaras	5,831	—	1,722	1,224	8,777	*
Richard H. Taketa	41,787	—	—	1,224	43,011	*
Mac Armstrong	67,138	402,388(1)	241,489	6,250	717,265	2.7%
Chris Uchida	10,172	—	3,318	1,530	15,020	*
Jon Christianson	58,038	—	23,415	1,020	82,473	*
Jon Knutzen	20,548	—	75,552	612	96,712	*
Rodolphe Hervé	127	—	0	—	127	*
All executive officers and directors as a group (13 persons)	221,641	402,388	350,981	16,756	991,766	3.7%

* less than 1%

(1)	Amount represents shares of common stock held by the Armstrong Family Trust. Mr. Armstrong is co-Trustee of the Armstrong Family Trust and may be deemed to have beneficial ownership of the shares held by this entity.

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Related Person Transactions

The following is a description of transactions since the beginning of our last fiscal year to which we have been or are a party, in which the amount involved exceeds or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

In 2024, Mac Armstrong’s brother, Jake Armstrong, served as our EVP, Operations. For fiscal year 2024, Jake Armstrong earned/received: i) base salary of approximately $288,500, ii) an annual cash incentive bonus of approximately $97,000, iii) long-term equity incentives in the form of stock options and RSUs and PSUs with a combined grant date fair value of approximately $118,000 and iv) approximately $10,500 in 401(k) plan employer contributions. Jake Armstrong joined Palomar in October 2015.

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Policies and Procedures for Related Party Transactions

Our Board of Directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. All the transactions described in this section occurred prior to the adoption of this policy.

Other Matters

Company Website

We maintain a website at www.plmr.com. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Available Information

Our financial statements for our fiscal year ended December 31, 2024 are included in our Annual Report on Form 10-K. This proxy statement and our annual report are posted on the Investors section of our website at https://ir.plmr.com/financials/sec-filings and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report without charge by sending a written request to Palomar Holdings, Inc., Attention: Investor Relations, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037.

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Proposals of Stockholders for 2026 Annual Meeting

Stockholders who wish to present proposals for inclusion in the proxy materials to be distributed in connection with next year’s Annual Meeting must submit their proposals so that they are received at Palomar’s principal executive offices no later than the close of business (5:00 p.m. Pacific Time) on December 12, 2025. Pursuant to the rules promulgated by the SEC, simply submitting a proposal does not guarantee that it will be included.

In order to be properly brought before the 2026 Annual Meeting of Stockholders, a stockholder’s notice of a matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to the Secretary of Palomar at its principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of the preceding year’s Annual Meeting. As a result, any notice given by a stockholder pursuant to these provisions of our Bylaws must be received no earlier than January 22, 2026, and no later than the close of business (5:00 p.m. Pacific Time) on February 21, 2026, unless our 2026 Annual Meeting date occurs more than 30 days before or 70 days after May 22, 2026. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the 2026 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the meeting if the first public announcement of the meeting is less than 100 days prior to the date of the meeting.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our Bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our Bylaw and SEC requirements. Palomar will not consider any proposal or nomination that is not timely or otherwise does not meet the Bylaw and SEC requirements for submitting a proposal or nomination.

In addition to satisfying the foregoing requirements of our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in connection with our 2026 annual meeting must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 23, 2026.

Notices of intention to present proposals at the 2026 Annual Meeting of Stockholders must be addressed to: Palomar, Inc., Attention: Secretary, 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

The Board does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the person named on the form of proxy card will have discretion to vote the shares of common stock they represent in accordance with their own judgment on such matters.

It is important that your shares of common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote over the Internet or by telephone as instructed on the Notice, or if you requested a printed copy of the proxy materials, execute and return, at your earliest convenience, the enclosed proxy card.

THE BOARD OF DIRECTORS

La Jolla, California

April 11, 2025

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Questions and Answers about the Annual Meeting

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this proxy statement. Please read the entire proxy statement carefully before voting your shares.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. The person you designate is your “proxy,” and you give the proxy authority to vote your shares by voting by telephone or over the Internet, or, if you requested a printed copy of the proxy materials, by submitting the enclosed proxy card. We have designated our Chairman and Chief Executive Officer, Mac Armstrong, to serve as proxy for the Annual Meeting.

Why did I receive a notice regarding the availability of proxy materials on the Internet instead of a full set of proxy materials?

Under rules adopted by the SEC, we have elected to furnish our proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of the proxy materials to each stockholder. On or about April 11, 2025, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2024 via the Internet and how to vote your proxy. If you received the Notice, you will not automatically receive a printed copy of our proxy materials in the mail. If you would like to receive a printed copy, please follow the instructions provided in the Notice.

Why am I receiving these materials?

The Board of Palomar is making available these proxy materials to you in connection with the Board’s solicitation of proxies for use at Palomar’s Annual Meeting, which will take place on May 22, 2025. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

What information is contained in these materials?

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our most highly paid executive officers and our directors, and certain other required information. Palomar’s 2024 Annual Report on Form 10-K, which includes our audited consolidated financial statements, is also furnished with this proxy statement.

What proposals will be voted on at the Annual Meeting?

The proposals scheduled to be voted on at the Annual Meeting include:

•	the election of two Class III directors to hold office until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified;
•	a proposal to approve, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote”);
•	a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025; and
•	any other business that may properly come before the Annual Meeting.

At the time this proxy statement was filed with the SEC, our management and Board were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this proxy statement and in the notice accompanying this proxy statement.

How does our Board recommend that I vote?

Our Board recommends that you vote:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class III directors to serve for three-year terms;
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement; and
•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

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Questions and Answers about the Annual Meeting

Who is entitled to vote at the Annual Meeting?

Holders of our common stock at the close of business on April 1, 2025, the record date for the Annual Meeting (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 26,734,469 shares of common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors. The shares you are entitled to vote include shares that are (1) held of record directly in your name, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with Computershare Trust Company, N.A., our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individual listed on the form of proxy card or to vote in person at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were held, not in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name.” As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters but may not vote your shares with respect to any non-routine matters. Please see “What if I do not specify how my shares are to be voted?” for additional information.

How can I contact Palomar’s transfer agent?

Contact our transfer agent by either writing to Computershare Investor Services, P.O. Box 505000, Louisville, KY 40233-5000 by telephoning (800) 736-3001 or (781) 575-3100, or via its Investor Center at www.computershare.com/investor.

Do I have to do anything in advance if I plan to attend the Annual Meeting in person?

Stockholder of Record: Shares Registered in Your Name. If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares in person at the Annual Meeting, but you will need to present government-issued photo identification for entrance to the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you were a beneficial owner at the close of business on the Record Date, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares. You may still attend the Annual Meeting even if you do not have a legal proxy. For entrance to the Annual Meeting, you will need to provide proof of beneficial ownership as of the Record Date, such as the notice or voting instructions you received from your broker, bank or other nominee or a brokerage statement reflecting your ownership of shares as of the Record Date, and present government-issued photo identification.

Please note that no cameras, recording equipment, large bags, briefcases, or packages will be permitted in the Annual Meeting.

Will the Annual Meeting be webcast?

We do not expect to webcast the Annual Meeting.

How do I vote and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

•	You may vote via the Internet or by telephone. If you are a stockholder of record, you may vote by following the telephone or Internet voting instructions on the Notice.

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Questions and Answers about the Annual Meeting

•	If you requested a printed copy of the proxy materials, you may vote by mail. Please complete, date and sign the proxy card that accompanies this proxy statement and promptly mail it to the tabulation agent in the enclosed postage-paid envelope. If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the person named in the proxy card will vote the shares represented by your proxy card as recommended by our Board.
•	You may vote in person. If you plan to attend the Annual Meeting, you may vote by completing and submitting a ballot, which will be provided at the Annual Meeting.

Please note that the Internet and telephone voting facilities will close at 11:59 PM Pacific Time on May 21, 2025.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of shares held of record by a broker, bank, or other nominee, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to instruct your broker, bank or other nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a beneficial owner, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:

•	entering a new vote by Internet or telephone;

•	if you requested a printed copy of the proxy materials, by signing and returning a new proxy card with a later date;

•	delivering a written revocation to our Secretary at Palomar Holdings, Inc., 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037; or
•	attending the Annual Meeting and voting in person.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your proxy.

Is there a list of stockholders entitled to vote at the Annual Meeting?

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. Pacific Time, at our corporate headquarters at 7979 Ivanhoe Avenue, Suite 500, La Jolla, California 92037, by contacting our Secretary.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board. The person named in the proxy has been designated as proxy holder by our Board. The shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holder will use his own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holder can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

•	FOR the election of the directors nominated by our Board and named in this proxy statement as Class III directors to serve for three-year terms (Proposal No. 1);
•	FOR the approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement (“Say-on-Pay-Vote“) (Proposal No. 2);

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Questions and Answers about the Annual Meeting

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal No. 3); and
•	in the discretion of the named proxy holder regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owners: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 2 (Say-on-Pay-Vote) are non-routine matters, while Proposal No. 3 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1 or 2, which would result in “broker non-votes,” but may, in its discretion, vote your shares with respect to Proposal No. 3. For additional information regarding broker non- votes, see “What are the effects of abstentions and broker non-votes?” below.

What is a quorum?

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware law. A majority of the issued and outstanding shares of capital stock and entitled to vote generally in the election of directors, present in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. As noted above, as of the Record Date, there were a total of 26,734,469 shares of common stock outstanding, which means that 13,367,235 shares of common stock must be represented in person or by proxy at the Annual Meeting to have a quorum. If there is no quorum, a majority of the shares present at the Annual Meeting may adjourn the meeting to a later date.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present but will not be treated as votes cast at the Annual Meeting. As a result, abstentions will not be treated as votes cast and will have no effect in cases where approval of the proposal requires the affirmative majority of votes cast (e.g., Proposal No. 2). Because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality vote, abstentions will have no impact on the outcome of such proposal as long as a quorum exists. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to such proposal and has not received voting instructions from the beneficial owner of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on any proposal.

What is the voting requirement to approve each of the proposals?

Proposal	Vote Required	Discretionary Voting Allowed?
Election of directors	Plurality of the votes cast by stockholders entitled to vote at the meeting	No
Advisory Vote on Executive Compensation (“Say-on-Pay”)	Majority of the votes cast by stockholders entitled to vote at the meeting	No
Ratification of appointment of Ernst & Young LLP	Majority of the votes cast by stockholders entitled to vote at the meeting	Yes

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Questions and Answers about the Annual Meeting

Proposal No. 1: Election of two nominees for Class III directors named in this proxy statement to hold office until our 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

The election of the directors requires a plurality of the votes cast at the Annual Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “FOR” are elected as directors. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of voting withheld or a broker non-vote) will not be counted in such nominees’ favor and will have no effect on the outcome of the election. If you WITHHOLD your vote as to all nominees, you will be deemed to have abstained from voting on Proposal No. 1, and such abstention will have no effect on the outcome of the election of directors.

Proposal No. 2: Approval, on a non-binding advisory basis, of the compensation of our Named Executive Officers as described in this proxy statement.

The proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as set forth in this proxy statement requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will not be counted as a vote cast and will have no effect on the outcome of the proposal. Broker non-votes will not be considered votes cast on this proposal, and, therefore, will have no effect on the vote for this proposal.

Proposal No. 3: Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

The ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the votes cast at the Annual Meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will not be counted as a vote cast and will have no effect on the outcome of the proposal. As Proposal No. 3 is a routine matter, we do not expect any broker non-votes on this proposal.

Who will count the votes?

A representative of our mailing agent, Computershare Trust Company, N.A., will tabulate the votes and Chris Uchida, our Chief Financial Officer, will act as inspector of elections.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board is soliciting proxies for use at the Annual Meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Palomar or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

I share an address with another stockholder, and we received only one paper copy of the Notice. How may I obtain an additional copy of the Notice?

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Questions and Answers about the Annual Meeting

We have adopted an SEC-approved procedure called “householding,” under which we can deliver a single copy of the Notice to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing and mailing costs. Upon written or oral request, we will promptly deliver a separate copy of the Notice, and if applicable, the proxy materials, to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice, you may contact us as follows:

Palomar Holdings, Inc.
Attention: Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037
(619) 567-5290

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K (“Form 8-K”) that we expect to file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Form 8-K with the SEC to publish preliminary results and, within four business days after the final results are known to us, file an amendment to the Form 8-K to publish the final results.

What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next Annual Meeting of Stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2026 Annual Meeting of Stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 12, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Stockholder proposals should be addressed to:	Palomar Holdings, Inc.
Attention: Secretary
7979 Ivanhoe Avenue, Suite 500
La Jolla, California 92037

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an Annual Meeting of Stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an Annual Meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the Annual Meeting by or at the direction of our Board, or (iii) properly brought before the Annual Meeting by a stockholder of record entitled to vote at the Annual Meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2026 Annual Meeting of Stockholders, our Secretary must receive the written notice at our principal executive offices:

•	not earlier than January 22, 2026; and

•	not later than February 21, 2026.

In the event that we hold our 2026 Annual Meeting of Stockholders more than 30 days before or more than 70 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such Annual Meeting and no later than the close of business on the later of the following two dates:

•	the 90th day prior to such Annual Meeting; or

•	If the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting.

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Questions and Answers about the Annual Meeting

If a stockholder who has notified us of his, her or its intention to present a proposal at an Annual Meeting does not appear to present his, her or its proposal at such Annual Meeting, we are not required to present the proposal for a vote at such Annual Meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board and should be directed to our Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board.”

In addition, our bylaws permit stockholders to nominate directors for election at an Annual Meeting of Stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.

In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act by no later than March 23, 2026.

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Appendix A: Non-GAAP Financial Measures and
Reconciliation Tables

We have presented certain financial measures in this Proxy Statement, defined below, which have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). These financial measures are not meant to be considered in isolation or as a substitute for the most directly comparable financial measure calculated in accordance with GAAP.

The non-GAAP financial measures we use are as follows:

Adjusted Net Income

We define adjusted net income as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We calculate the tax impact only on adjustments which would be included in calculating our income tax expense using the estimated tax rate at which the Company received a deduction for these adjustments. We use adjusted net income as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted net income does not reflect the overall profitably of our business and should not be viewed as a substitute for net income calculated in accordance with GAAP. Other companies may define adjusted net income differently.

Net income calculated in accordance with GAAP reconciles to adjusted net income as follows:

	Year Ended December 31,
	2024	2023	2022	2021(1)	2020(1)
	($ in thousands)
Net income	$ 117,573	$79,201	$52,170	$45,847	$6,257
Adjustments:
Net realized and unrealized (gains) losses on investments	(4,568)	(2,941)	7,529	(1,277)	(1,488)
Expenses associated with transactions	1,479	706	130	563	708
Stock-based compensation expense	16,685	14,913	11,624	5,584	2,167
Amortization of intangibles	1,558	1,481	1,255	1,251
Expenses associated with catastrophe bond, net of rebate	2,483	1,640	1,992	1,704	399
Tax impact	(1,699)	(1,480)	(3,366)	(1,238)	(338)
Adjusted net income	$133,511	$93,520	$71,334	$52,434	$ 7,706

(1)	Beginning in 2022, we modified our definition of adjusted net income to adjust for net realized and unrealized gains and losses. We believe adding this adjustment provides a more meaningful comparison of our performance. We have modified the prior period figures accordingly.

Adjusted Return on Equity

We define adjusted return on equity as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. We use adjusted return on equity as an internal performance measure in the management of our operations because we believe it gives our management and financial statement users useful insight into our results of operations and our underlying business performance. Adjusted return on equity should not be viewed as a substitute for return on equity calculated using unadjusted GAAP numbers, and other companies may define adjusted return on equity differently.

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Appendix A: Non-GAAP Financial Measures and
Reconciliation Tables

Adjusted return on equity is calculated as follows:

	Year Ended December 31,
	2024	2023	2022	2021	2020
	($ in thousands)
Numerator: Adjusted net income	$133,511	$93,520	$71,334	$52,434	$7,706
Denominator: Average stockholders’ equity	600,140	428,002	389,461	378,941	291,135
Adjusted return on equity	22.2%	21.9%	18.3%	13.8%	2.6%

Pre-tax Adjusted Net Income and Pre-tax Adjusted Net Income before catastrophe losses

We use these metrics to evaluate our internal financial performance and set targets for our LTI plan as we believe they are representative of our underwriting and investing profits and we believe that sustained performance and growth in these metrics will translate to long-term shareholder value creation. External users should not view these metrics as substitutes for GAAP financial metrics. These metrics reconcile to pre-tax net income calculated in accordance with GAAP as follows:

Year Ended December 31,
2024
($ in thousands)
Pre-tax net income	$151,196
Adjustments:
Net realized and unrealized (gains) losses on investments	(4,568)
Expenses associated with transactions	1,479
Stock-based compensation expense	16,685
Amortization of intangibles	1,558
Expenses associated with catastrophe bond	2,483
Pre-tax Adjusted Net Income	$168,833
Catastrophe losses	27,846
Pre-tax Adjusted Net Income before catastrophe losses	$196,679

Palomar 2025 Proxy Statement	PLMR.com 77

1UPX Mark here to vote FOR all nominees 01 - Mac Armstrong 02 - Martha Notaras Mark here to WITHHOLD vote from all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________________________________ Proposals — The Board of Directors recommend a vote FOR all the nominees listed in Proposal 1, and FOR Proposals 2 and 3. A 044UQB 2. To approve, on a non-binding advisory basis, the compensation of our Named Executive Officers; 3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2025. 1. To elect our Class III Directors to serve until the 2028 Annual Meeting of Stockholders or until their successors are duly elected and qualified. For Against Abstain For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. B 2025 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qMMMMMMMMMMMMMMMMMMMMM 1234 5678 9012 345 649678 If no electronic voting, delete QR code and control # 000001 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________ MMMMMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T MMMMMMM You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PLMR or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by May 21, 2025 at 11:59 PM., Pacific time. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PLMR Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PLMR Notice of 2025 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — May 22, 2025 Mac Armstrong and Angela Grant are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the 2025 Annual Meeting of Stockholders of Palomar Holdings, Inc. to be held on May 22, 2025 or at any postponement or adjournment thereof. For the proposals on the reverse side, the Board of Directors recommends that you vote “For” the proposals identified in items 1, 2 and 3. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted: “For” the election of the Class III directors listed in Item 1 and “For” the proposals listed in items 2 and 3 and as the proxy holder may determine in his discretion with regard to any other matter properly brought before the meeting. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) Proxy — Palomar Holdings, Inc. Non-Voting Items C q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Notice, proxy statement, and 2024 annual report is available at: www.investorvote.com/PLMR 2025 Annual Meeting Admission Ticket 2025 Annual Meeting of Palomar Holdings, Inc. Stockholders Thursday, May 22, 2025, 09:00 A.M. local time Corporate Headquarters 7979 Ivanhoe Avenue, Suite 500, La Jolla, CA Upon arrival, please present this admission ticket and photo identification at the registration desk.